EXHIBIT 10.28

                               LEASE

                              BETWEEN

                           WESTPARK I LLC,

                 a Delaware limited liability company

                             AS LANDLORD

                                 AND

                         NINE WEST GROUP INC.,

                        a Delaware corporation

                              AS TENANT

                        DATED FEBRUARY 28, 1997

                              TABLE OF CONTENTS

1.  Demise of Premises.......................................................  2

2.  Title and Condition......................................................  3

3.  Use of Premises..........................................................  4

4.  Primary Term.............................................................  4

5.  Primary Term Minimum Rent................................................  5

6.  Renewal..................................................................  5

7.  Additional Rent..........................................................  6

8.  Net Lease; Obligations Unconditional.....................................  7

9.  Lease Non-Terminable.....................................................  7

10. Taxes and Utility Charges................................................  8

11. Tax and Insurance Escrow.................................................  9

12. Compliance with Legal Requirements....................................... 10

13. Environmental Matters.................................................... 11

14. Indemnification.......................................................... 13

15. Liens.................................................................... 14

16. Maintenance and Repair................................................... 15

17. Encroachments, Violations................................................ 16

18. Inspections.............................................................. 17

19. Alterations.............................................................. 17

20. Insurance................................................................ 19

21. Casualty................................................................. 23

22. Condemnation............................................................. 25

23. Material Taking; Material Title Defect................................... 27

24. Assignment and Subletting................................................ 29

25. Financial Statements..................................................... 30
26. Permitted Contests....................................................... 32

27. Default Provisions....................................................... 33

28. Additional Rights of Landlord............................................ 37

29. Notices, Demands and Other Instruments................................... 41

30. Transfer by Landlord..................................................... 42

31. Mortgaging by Landlord................................................... 43

32. Estoppel Certificate..................................................... 46

33. No Merger................................................................ 47

34. Surrender................................................................ 47

35. Severability............................................................. 48

36. Savings Clause........................................................... 48

37. Binding Effect; Benefit.................................................. 48

38. Memorandum of Lease...................................................... 48

39. Table of Contents; Headings.............................................. 48

40. Governing Law............................................................ 49

41. Lease.................................................................... 49

42. Assignment of Intangibles................................................ 49

43. Exhibits................................................................. 50

44. Exculpatory Clause....................................................... 50

45. Counterparts............................................................. 50

46. Holding Over............................................................. 50

47. Effect of Certain Approvals, Etc......................................... 51

48. Brokers.................................................................. 51

49. Waiver of Jury Trial..................................................... 51

50. Landlord's Assignment of Certain Rights.................................. 51

                                   LEASE


     This LEASE is made as of February 28, 1997 between WESTPARK I LLC, a Delaware limited liability company (herein called "Landlord"), having an address at c/o Westpark Associates, 445 Broad Hollow Road, Melville, New York 11747, and NINE WEST GROUP INC., a Delaware corporation (herein, called "Tenant"), having an address at 9 West Broad Street, Stamford, Connecticut 06902.

                              R E C I T A L S

     A. Pursuant to that certain deed dated as of the date hereof (the "Agency Deed"), Landlord conveyed its estate, title and interest in the Premises (as defined below) to the County of Westchester Industrial Development Agency (the "Agency"), which conveyance is subject to a reverter provision in favor of Landlord and its successors and assigns.

     B. The Agency and Landlord entered into that certain overlease agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Overlease") pursuant to which the Agency leased to Landlord its interest in the Premises.

     C. Contemporaneously with the execution and delivery of the Overlease, the Agency and Tenant, with the consent of Landlord, entered into that certain payment-in-lieu of tax agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "PILOT Agreement"), pursuant to which Tenant agreed to make certain payments in lieu of real estate taxes, and, to secure such payments, Landlord and the Agency delivered a mortgage dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "PILOT Mortgage") to the County of Westchester, the City of White Plains and the White Plains School District. The PILOT Mortgage, the Agency Deed, the PILOT Agreement, the Overlease and all documents, agreements and other instruments executed and delivered in connection therewith or related thereto (other than this Lease and any other document, agreement or other instrument by and between Landlord and Tenant executed and delivered in connection herewith) are herein sometimes collectively called, the "Project Documents".

     D. Landlord desires to sublease to Tenant, and Tenant desires to sublease from Landlord, the entire Premises upon the terms set forth herein.

                              A G R E E M E N T

     The parties hereto agree as follows:

     1.  Demise of Premises.

     (a) Premises, Demise, Etc. In consideration of the covenants and agreements set forth herein, Landlord hereby leases to Tenant, and Tenant hereby accepts and leases from Landlord, for the term and at the rent herein described, the premises (herein called the "Premises") consisting of Landlord's estate in
(a) the land located in White Plains, Westchester County, New York described in
Exhibit I hereto, consisting of approximately 25.77 acres (herein called the "Land"); (b) all buildings, structures and other improvements (including, without limitation, all existing parking areas, driveways and entranceways) constructed and any hereafter constructed thereon (herein called the "Improvements"); and (c) all easements, rights and appurtenances relating thereto, all upon the terms and conditions herein specified. The Improvements include two (2) buildings (herein called, individually a "Building", and collectively the "Buildings") consisting of (i) a four-story office building containing approximately 234,281 square feet of floor area and commonly known as 1113 Westchester Avenue (herein called "Building I"), and (ii) a four-story office building containing approximately 132,179 square feet of floor area and commonly known as 1111 Westchester Avenue (herein called "Building II"). The Buildings and related parking areas, driveways and entranceway(s) are depicted generally on Exhibit 1-A hereto.

     (b) Cooperation Re: Agency Assistance. Tenant hereby unconditionally and absolutely assumes and agrees to pay and perform, for the benefit of Landlord, all covenants and obligations of Landlord under the Overlease and the other Project Documents, other than any Retained Obligations (as defined below), to the end and intent that (i) Landlord shall have no responsibility to Tenant, the Agency or any other person for compliance with the provisions of the Overlease and the other Project Documents, other than the Retained Obligations, and (ii) Tenant shall have no obligation to indemnify the Agency or any other person or pay any Damages (as defined below) resulting from (x) any breach by Landlord of any Retained Obligation or (y) the gross negligence or willful misconduct of Landlord or its officers, directors, partners, members, owners, agents or employees. Landlord shall not purport to exercise any of its rights under the Overlease or the other Project Documents, other than the Retained Rights (as hereinafter defined)) without the prior written consent of Tenant. Landlord hereby authorizes Tenant and appoints Tenant as its attorney-in-fact with an interest to comply with, and exercise its rights under, the Overlease and the other Project Documents (other than the Retained Rights (except the Retained Rights set forth in Sections 3.9 (a) and (j), 3.10 and 3.11 of the Overlease which may be exercised by Tenant in accordance with the proviso set forth in this sentence) and the Retained Obligations); provided, however, that (i) such power of attorney may, with respect to the Retained Rights set forth in Sections 3.9(a) and (j), 3.10 and 3.11 of the Overlease, be exercised by Tenant if Landlord does not enforce its rights thereunder diligently and in good faith;
(ii) with respect to all rights exercisable by Tenant in accordance with the provisions of this sentence, Tenant may not, without the prior written consent of Landlord (which may not unreasonably be withheld), exercise any such rights of Landlord if such exercise by Tenant would subject Landlord to any liability or expense (provided that no such consent of Landlord shall be required with respect to liabilities and expenses that are not material and which are assumed by Tenant under this Lease) or would impair Landlord's rights to a reversion of title to the Premises or the quality or extent of Landlord's title to the Premises (other than to a de minimis degree) upon the occurrence of such reversion, and (iii) Tenant shall, subject to the provisions of Section 14 hereof, hold Landlord harmless from all Damages resulting from the exercise by Tenant of such rights. Landlord shall not take (to the extent within the control of Landlord) any action which would cause a reversion or termination of the Overlease or any loss of benefits under the Project Documents. Landlord hereby agrees (at the sole cost and expense of Tenant, including without limitation payment by Tenant of all reasonable legal fees incurred by Landlord) to cooperate with Tenant in all reasonable respects and execute and deliver such further instruments and take such further action as Tenant may reasonably request from time to time in order to implement, effectuate, confirm or assure unto Tenant the rights and benefits intended to be granted under the Project Documents. As used herein "Retained Obligations" shall mean (i) the representations and warranties of Landlord (in its capacity as tenant under the Overlease) set forth in Section 2.2 of the Overlease (other than subsection (D) thereof), (ii) the indemnification obligations of Landlord (in its capacity as tenant under the Overlease) set forth in Section 3.4 of the Overlease to the extent Landlord has taken or caused to be taken any action causing the harm giving rise to such obligation, and (iii) the obligations of Landlord set forth in Sections 3.7(a), 3.8, 3.13 and 4.2(b) of the Overlease. As used herein, "Retained Rights" shall mean Landlord's rights under (i) Section 3.6, 3.8, 3.9
(a), (c), (d), (e), (f) and(j), 3.10, 3.11, 3.12 (but only, in the case of
Section 3.12, to the extent necessary for Landlord to exercise and enforce its Retained Rights), 3.13, 4.1, 4.2, 4.7(b), 4.8(b) and 4.9 of the Overlease, and
(ii) Sections 7, 9, 14 and 22 of the PILOT Mortgage.

     2.  Title and Condition.

     Tenant acknowledges that the Premises are subject to (a) the rights of any parties in possession and the existing state of the title as of the Commencement Date (as defined below), (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, easements, agreements of record, rules and ordinances, building restrictions and other laws and regulations (including, without limitation, Environmental Laws, as defined below) now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) the condition of any buildings, structures and other improvements located thereon, as of the Commencement Date, all without representation or warranty of any kind by Landlord or by any agent of Landlord. Tenant represents that, prior to entering into this Lease, it examined all such studies, reports, inspections, surveys, title reports, land records, zoning ordinances, building codes, laws, public records and other documents and information, and conducted all such independent inspections and investigations, as Tenant deemed necessary with respect to all the foregoing and other restrictions applicable to and the condition of the Premises and has found the same to be satisfactory to it. Tenant acknowledges that no study, report, survey, books, records or other information provided by Landlord or provided by any third-party, whether or not paid for by Landlord, shall constitute any representations or warranty by Landlord. Tenant unconditionally accepts the Premises "As Is" as of the Commencement Date; provided, however, the foregoing shall not limit Tenant's rights under Section 23 in the event of any Material Title Defect (as defined below). THE PROVISIONS OF THIS SECTION 2 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY THE LANDLORD OF, AND THE LANDLORD DOES HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY THE LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE AND TENANT HEREBY ACKNOWLEDGES AND ACCEPTS SUCH EXCLUSION, NEGATION AND DISCLAIMER.

     3.  Use of Premises.

     Tenant may use the Premises for offices or for any other purpose, as and to the extent permitted by Legal Requirements (as defined below). Tenant shall not conduct its business operation in the Premises unless and until (and only during such time as) all necessary certificates of occupancy, permits, licenses and consents from any and all appropriate governmental authorities have been obtained by Tenant and are in full force and effect.

     4.  Primary Term.

     (a) Scheduled Primary Term. Subject to the terms and conditions hereof, Tenant hereby leases the Premises for a primary term of twenty-five (25) years (herein called the "Primary Term") commencing on February 28, 1997 (herein called the Commencement Date), and ending on February 28, 2022. "Term" means the then current term of this Lease, including the Primary Term, together with any Renewal Term (as defined below) which has come into effect whether pursuant to exercise of any renewal right expressly granted in this Lease or pursuant to any future agreement between Landlord and Tenant). If for any reason the Overlease shall terminate prior to the end of the Term of this Lease, this Lease shall remain in full force and effect as a primary lease between Landlord and Tenant.

     (b) Early Termination Right. If no Event of Default exists either at the time of exercise of such termination option or on the date any termination pursuant thereto would take effect, Tenant shall have the right, subject to all provisions of this Section 4(b), to elect to terminate this Lease by written notice to Landlord (herein called the "Early Termination Notice") at any time on or before (but not after) the date which is the fourteenth (14th) anniversary of the Commencement Date (herein called the "Latest Termination Notice Date"). Any such election, once made by Tenant, shall be irrevocable. If Tenant shall not have given the Early Termination Notice on or before the Latest Termination Notice Date, Tenant's right to terminate this Lease pursuant to this Section 4(b) shall automatically expire and be of no further force or effect. Any termination of this Lease pursuant to this Section 4(b) shall be effective as of the date which is the fifteenth (15th) anniversary of the Commencement Date (herein called the "Early Termination Date"). As payment for and in consideration of any such early termination, Tenant shall pay to Landlord the amount determined in accordance with Exhibit 4 attached hereto (herein called the "Early Termination Fee"). This Lease shall remain in full force and effect to and including the Early Termination Date and until consummation of the transactions hereafter described. On the Early Termination Date, Tenant shall, by wire transfer of immediately available funds, pay to Landlord, or as Landlord shall have directed, the Early Termination Fee together with all Minimum Rent, Additional Rent and other sums due and payable hereunder to and including the Early Termination Date, whereupon this Lease shall terminate, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, (including, without limitation, any arising pursuant to Section 13) which have arisen on or prior to the Early Termination Date.

     5.  Primary Term Minimum Rent.

     Tenant covenants to pay to Landlord during the Primary Term of this Lease fixed minimum annual rent in the amounts set forth on Exhibit 5 hereto (herein called the "Minimum Rent") in equal monthly installments in advance on the first day of each calendar month (herein called the "Minimum Rent Payment Dates") by wire transfer of immediately available funds to the Landlord at such place or account and/or to such other person or such other place or account as Landlord from time to time may designate to Tenant in writing. If the Commencement Date shall occur on a day other than the first day of a calendar month or if the Term terminates on a day other than the last day of a calendar month, then the Minimum Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30) day month. "Business Day" means any day other than a Saturday, Sunday, or holiday on which national banks in the state where the Premises are located are required by law to be closed for business. If any Minimum Rent Payment Date (whether during the Primary Term or any Renewal Term) falls on a day which is not a Business Day, then the installment of Minimum Rent due and payable on such Minimum Rent Payment Date shall be due and payable on the next succeeding Business Day.

     6.  Renewal.

     If no monetary Event of Default has occurred and is continuing either at the time of exercise of the renewal option or at the time the Renewal Term would commence, then, subject to all provisions of this Section 6, Tenant shall have the right to renew the Term of this Lease for four (4) successive periods of five (5) years each (each herein called a "Renewal Term"). The option for each Renewal Term, if exercised, must be exercised by the giving of written notice thereof to Landlord not later than three hundred sixty-five (365) days prior to the end of the then current Term. The timely providing of such written notice is a material condition precedent to renewal and failure by Tenant to timely provide such written notice shall result in automatic expiration of all renewal rights. Tenant covenants to pay to Landlord during each Renewal Term fixed minimum annual rent in the amounts determined in accordance with Exhibit 6 hereto (herein also called the "Minimum Rent") in equal monthly installments on the first day of each calendar month during such Renewal Term (herein also called the "Minimum Rent Payment Dates") by wire transfer as provided in Section
5. If any Renewal Term of this Lease shall commence on a day other than the first day of a calendar month or if such Renewal Term terminates on a day other than the last day of a calendar month, then the Minimum Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30) day month.

     7.  Additional Rent.

     Tenant assumes and agrees to pay and discharge, in addition to Minimum Rent, all costs, expenses and other amounts, liabilities and obligations relating to the Premises, including, without limitation, each and all thereof which Tenant expressly assumes or agrees to pay or discharge pursuant to Section 10 and all other provisions of this Lease, together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof, all of which shall constitute additional rent hereunder (herein called "Additional Rent"). Anything in the preceding sentence to the contrary notwithstanding, Tenant shall not be obligated to pay, and Additional Rent shall not include, (i) any principal, interest or other amount payable by Landlord to any Mortgagee, as such, (ii) any fine, penalty, interest or cost referred to in the preceding sentence to the extent arising out of Landlord's failure to apply to payment of Taxes and insurance premiums amounts received by Landlord from Tenant for such purposes pursuant to Section 11, (iii) any costs or expenses payable for services provided to or for the Premises attributable to the periods of time prior to the Commencement Date and after the expiration or termination of the Term, or (iv) any amounts owing in respect of any Retained Obligation or in respect of breach by Landlord of any Retained Obligations. In the event of any failure by Tenant to pay or discharge any Additional Rent owing to Landlord, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Minimum Rent. Tenant also covenants to pay to Landlord on demand, as Additional Rent, a late charge in an amount equal to five percent (5%) of the amount then due on all installments of Minimum Rent not paid within five (5) Business Days after the date when due. The actual amount of Landlord's administrative expenses arising by reason of a late payment will be difficult to ascertain and the parties agree that the late charge as calculated above is a reasonable estimate thereof and is not a penalty. Tenant further covenants to pay to Landlord on demand, as Additional Rent, interest at the per annum rate of interest equal to one percent (1%) plus the "prime rate" as reported by the Wall Street Journal, or at the maximum rate permitted by applicable law, whichever is less, on all Minimum Rent and Additional Rent due to Landlord from the date due until such amount is paid in full and received in good funds by Landlord or its designee. If the Wall Street Journal discontinues publication or publication of "prime rate," then Landlord shall substitute a comparable prime rate published in a comparable publication.

     8.  Net Lease; Obligations Unconditional.

     (a) Net Lease. It is the express intent and agreement of the parties hereto that the Minimum Rent payable under this Lease shall be an absolutely net return to the Landlord and that the Tenant shall pay all costs and expenses, and perform all obligations, of every kind relating to the Premises and the business carried on therein, unless otherwise (and then only to the extent) expressly declared in this Lease. Any cost, expense or obligation relating in any way to the Premises which is not expressly declared in this Lease to be that of the Landlord shall be the obligation of the Tenant to be performed by the Tenant at the Tenant's expense.

     (b) Obligations Unconditional. Minimum Rent and Additional Rent owing to Landlord shall be paid by Tenant without notice or demand (except as expressly provided herein as to any item of Additional Rent), set off, counterclaim, abatement, suspension, deduction, deferment, diminution, reduction or defense. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, the Minimum Rent and the Additional Rent owing to Landlord shall continue to be payable in all events and the obligations of Tenant hereunder shall continue unaffected, (unless, and then only to the extent, the requirement to pay or perform the same shall have been terminated pursuant to termination of this Lease as expressly provided in Section 4(b) and in Section 23). Notwithstanding anything to the contrary contained above, Tenant shall have a separate and independent right to sue Landlord with respect to any claim Tenant may have against Landlord under this Lease; provided, however, any judgment in favor of Tenant shall not abate or otherwise affect Tenant's obligation to pay Minimum Rent or Additional Rent or terminate or otherwise affect any of Tenant's obligations hereunder, or give rise to any lien, charge or other encumbrance on any Minimum Rent or Additional Rent.

     9.  Lease Non-Terminable.

     This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided in Section 4(b) and in Section 23), nor shall Tenant be entitled to any abatement of Minimum Rent or Additional Rent owing to Landlord, nor shall the obligations of Tenant under this Lease be affected, by reason of any of the following: (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein;
(vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; (vii) the failure of Landlord to deliver possession of the Premises on the commencement of the term hereof, or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. Tenant will not take any action seeking to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding up or other proceeding affecting Landlord or its successors in interest or any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding. Tenant waives all rights which may now or hereafter be conferred by law to quit, terminate or surrender this Lease or the Premises or any part thereof (except for Tenant's rights of termination as expressly provided in Section 4(b) and in Section 23) or to any abatement, suspension, deferment or reduction of the Minimum Rent or Additional Rent.

     10.  Taxes and Utility Charges

     "Taxes" means all real estate and ad valorem taxes which become due or which accrue during or with respect to the Term and all other assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term of this Lease and whether or not to be completed within said Term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon which are, at any time, imposed or levied upon or assessed against the Premises or any part thereof, any Minimum Rent or any Additional Rent, or this Lease, or in respect of the operation, possession, occupancy or use of the Premises, together with (i) transfer taxes, recording fees, or similar charges payable in connection with a conveyance to Tenant pursuant to this Lease, the execution of this Lease or the recording of any memorandum or notice of this Lease, (ii) sales, use, gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Minimum Rent or Additional Rent or levied upon or assessed against or with respect to the Premises or the acquisition, leasing or use thereof, (iii) any tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of any item specifically described herein as constituting "Taxes," and (iv) all payments from time to time due under the PILOT Agreement. Except for any item specifically referred to in the preceding sentence, "Taxes" shall not include any franchise, corporate, inheritance, income, profits or revenue tax payable by Landlord. "Utility Charges" means all charges for water, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered to or used on or about the Premises during the Term. All contracts and accounts for the services described in the preceding sentence shall, unless otherwise required by Landlord, be established in the name of Tenant or its designee, and any and all charges for the installation of meters, connections, or other equipment for the providing or monitoring of any such services shall be at Tenant's expense. Tenant shall arrange for all bills for Taxes to be sent directly to Tenant, unless otherwise required by Landlord. Landlord hereby agrees to cooperate with Tenant and execute and deliver such instruments and take such actions as may be necessary to ensure that Taxes are so billed to Tenant. Subject to the provisions of clause (ii) of the second sentence of Section 7, Section 11 and Section 26, Tenant shall pay all Taxes and Utility Charges to the proper governmental authorities and providers of utilities, as applicable, prior to the time any of the same would become delinquent, and shall furnish to Landlord, within thirty
(30) days after written request therefor, evidence of the payment of all Impositions (as defined below). Taxes shall be prorated at the end of the Term and Tenant shall pay its estimated share of accrued Taxes with the last installment of Minimum Rent due hereunder (such share to be prorated upon issuance of the actual bill therefor). In the event that any Tax may be legally paid in installments, Tenant shall have the option to pay such in installments. Taxes and Utility Charges are sometimes herein collectively called "Impositions."

     11.  Tax and Insurance Escrow.

     If required by Landlord following the occurrence and during the continuance of an Event of Default, Tenant shall pay all Taxes and insurance premiums for the Required Insurance (as defined below) accruing during the Term to Landlord in monthly installments on or before the first day of each calendar month, in advance, in an amount reasonably estimated by Landlord to be sufficient to create an available fund to pay such Taxes and premiums as they become due. In the event Landlord shall exercise its right to cause Tenant to make the payments contemplated in the immediately preceding sentence, Landlord shall pay, or cause to be paid, such Taxes and insurance premiums to the proper governmental authorities and insurance carriers, as applicable, prior to the time any of the same would become delinquent, and shall furnish to Tenant within thirty (30) days after written request therefor, evidence of the payment of such Taxes and premiums; provided that, in no event shall Landlord be required to make, or cause to be made, any payment in excess of the sums actually received from Tenant for such purpose pursuant to this Section 11, together with interest earned and received thereon. Upon receipt of bills for Taxes and/or insurance premiums due during a calendar year, Tenant shall submit to Landlord a written statement of the actual amount of the Taxes and insurance premiums then due. If the total amount theretofore deposited by Tenant hereunder in respect thereto shall be less than the actual amount due from Tenant for such year, as shown in such statement, Tenant shall pay to Landlord the shortfall at the time of submission of such statement. If it appears, in the reasonable judgment of the Landlord, that the monthly deposits made by Tenant have created a reserve in excess of the amount necessary to pay Taxes and insurance premiums as they become due, the excess shall be credited against the next deposit or deposits of Taxes and insurance premiums due from Tenant to Landlord hereunder. All amounts due hereunder shall be payable to Landlord at the place where the Minimum Rent is payable and shall be held for the benefit of Tenant in an interest-bearing account (x) at a federally insured bank or trust company designated by Landlord, or (y) with First Mortgagee or the servicer of a First Mortgagee or at a federally insured bank or trust company designated by First Mortgagee or such servicer (any entity described in clauses (x) or (y) of this sentence which holds such amounts, the "Depository"); provided, however, that the Depository shall at all times be rated A3 or higher by Standard & Poor's Rating Service. Said amounts payable by Tenant hereunder may be held in commingled accounts or segregated accounts, provided that such accounts are interest-bearing with interest earned on amounts escrowed hereunder being credited to such escrow. A copy of a bill for Taxes or insurance premiums shall at all times be sufficient evidence of the amount of Taxes levied, assessed or imposed against the Premises to which such bill relates or the amount of insurance premiums for some or all of the Required Insurance. Landlord's and Tenant's obligations under this
Section 11 shall survive the expiration or early termination of this Lease. Any balance of funds remaining on deposit with the Depository at the expiration of the Term and satisfaction of all obligations of Tenant under this Lease shall be returned to Tenant by Landlord, together with all interest earned thereon. In the event of the loss for any reason of any funds held by the Depository, (i) Tenant shall be entitled to (and Landlord hereby assigns Tenant the right to) exercise against the Depository all rights and remedies, if any, that Landlord may have against the Depository with respect thereto and (ii) Landlord hereby agrees to cooperate, at Tenant's expense, with Tenant in all reasonable respects in connection with the enforcement by Tenant of such rights and remedies against the Depository.

     12.  Compliance with Legal Requirements.

     "Legal Requirements" means collectively (i) all laws, rules, regulations, ordinances, notices, decrees and orders in effect from time to time, of all federal, state, local, county and other governmental authorities having authority over the Premises, any portion thereof, the use thereof, Tenant or Landlord, including without limitation, the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., (ii) all covenants, restrictions and agreements to which the Premises are subject as of the date hereof, or hereafter shall become subject with the consent or acquiescence of Tenant, and (iii) all matters required in order to obtain and maintain in effect the Required Insurance. Tenant shall, at its expense, subject to the provisions of Section 26, comply in all material respects with and shall cause the Premises to comply in all material respects with all Legal Requirements, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of any governmental body or insurance provider enacting the same; provided, however, if
(i) Tenant is otherwise in compliance with all obligations on its part under this Section 12 and under Sections 16, 17, and 19, and (ii) the requirement to make a structural, unforseen or extraordinary change did not result from any alteration made or change of use by Tenant which caused the Premises not to be in material compliance with any Legal Requirement, and (iii) if, the requirement to make such structural, unforeseen or extraordinary change arises when a period of three (3) years or less remains in the Term and it would be commercially unreasonable for Tenant to make such structural, unforseen or extraordinary change in order so to cause such compliance, Tenant may elect not to make such change, provided that (A) Tenant shall have provided Landlord with evidence reasonably satisfactory to it that the failure to make such change will not (1) expose any Indemnified Party to risk of any civil or criminal liability or result in any lien or charge against the Premises, or (2) pose any danger to any persons or property, and (B) no such election by Tenant shall result in any abatement or reduction of Minimum Rent or Additional Rent or diminish or otherwise affect any of Tenant's obligations under this Lease (including, without limitation, its obligations under Section 14 which shall in no way be diminished by Tenant's election not to make the structural, unforseen or extraordinary change).

     13.  Environmental Matters.

     (a) Certain Defined Terms. "Hazardous Material" means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws, including, without limitation, asbestos, asbestos containing materials, polychlorinated biphenyl, radon gas, petroleum, petroleum by products, medical or biological waste, urea formaldehyde foam, pollutants, contaminants, volatile organic compounds, explosive or radioactive materials. "Environmental Laws" means all present and future statutes, laws, ordinances, notices, orders, decrees, rules and regulations of any local, county, state or federal agency, department, court or other authority having jurisdiction over the Premises or any portion thereof or its use, relating to the existence, use, handling, disposal, manufacture, generation, transportation, storage, migration, discharge, clean-up, removal and/or remediation of any Hazardous Materials and/or other regulation of environmental and health matters relating to the Premises, including but not limited to: (A) the Federal Water Pollution Control Act (33 U.S.C. Section 1317 et seq.) as amended; (B) the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (C) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; (D) the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), as amended; (E) the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended; and (F) all statutes relating to any of the foregoing or similar matters enacted by the state, county and any other political subdivision in which the Premises are located. "Prohibited Event" means any of the existence, use, generation, manufacture, production, storage, release, discharge or disposal on, under, within, from or about the Premises, or transportation to or from the Premises, of any Hazardous Material, except only to the extent such occurs in the ordinary course of Tenant's use of the Premises as permitted by Section 3 and in compliance with all Environmental Laws.

     (b) Environmental Compliance. Tenant shall: (i) subject to the provisions of Section 26 of this Lease, at all times comply, and cause the Premises to comply, with all Environmental Laws (as well as with any recommendations contained in any environmental report), and not cause, suffer or permit the occurrence or continued existence of any Prohibited Event; (ii) permit Landlord and any First Mortgagee and any representatives designated by Landlord or any First Mortgagee to visit and inspect the Premises or any part thereof, and to sample and monitor soil and groundwater and to inspect for Hazardous Materials all without unreasonably interfering with Tenant's use of the Premises and at such reasonable times and intervals as from time to time may be requested provided that (x) Landlord or any First Mortgagee reasonably believes that Tenant or the Premises is not in compliance with Environmental Laws as required by the foregoing clause (i), (y) the reasonable costs and expenses incurred by Landlord and First Mortgagee for such visits, inspections, sampling and monitoring shall be borne by Tenant only if such inspections, sampling and monitoring reveal that Tenant or the Premises is, in fact, not in such compliance in which case such reasonable costs and expenses shall be payable by Tenant on demand by Landlord and constitute Additional Rent), and (z) neither Landlord nor any First Mortgagee shall have any duty to make any such inspection nor shall incur any liability or obligation for not making any such inspection or, once having undertaken any such inspection, for not making the same carefully or properly, or for not completing the same; nor shall the fact that such inspection may not have been made by Landlord or any First Mortgagee relieve Tenant of any obligations under this Lease; and (iii) notify Landlord and any First Mortgagee within ten (10) days after Tenant first has knowledge of
(A) any actual or threatened occurrence or existence of any Prohibited Event, or
(B) any actual or threatened inquiry, demand, notice, judicial or administrative proceeding, or claim, or any similar action, by any regulatory authority or other governmental body or any other person, relating to Hazardous Materials on, under within or about the Premises, or emanating from the Premises, or emanating from any property adjacent to or abutting the Premises and either affecting or having any potential to affect the Premises, such notice by Tenant to Landlord and any First Mortgagee to set forth in reasonable detail the circumstances giving rise to such notice and, describe any action proposed to be taken by Tenant in connection with such event, and be accompanied by copies of all correspondence, reports, legal pleadings and other documents in Tenant's possession relating to such event.

     (c) Response, Indemnification, Etc.. If any Prohibited Event shall occur or exist, or if at any time Tenant or the Premises or any part thereof shall not be in compliance with all Environmental Laws, or if any court, regulatory body or other governmental authority shall require Landlord or Tenant to take any action with respect to any Environmental Laws, then Tenant shall promptly, subject to the provisions of Section 26 of this Lease, (i) take all such action, whether by way of removal and disposal of Hazardous Materials, remediation or mitigation with respect to the Premises or any other property, or otherwise, necessary to satisfy all requirements of Environmental Laws and (ii) pay any and all fines, levies, judgements, damages, costs, interest and penalties relating thereto and discharge any and all liens, charges and other impositions affecting the Premises or any part thereof or any interest therein. Tenant will protect, indemnify, save harmless and defend the Indemnified Parties (as defined below) from and against any and all liabilities, obligations, claims, losses, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (herein collectively called "Environmental Claims") imposed upon, suffered or incurred by or asserted against any Indemnified Party by reason of the presence, release, threatened release or removal of any Hazardous Materials at, upon, under, within or about the Premises or any noncompliance with an Environmental Laws, whether arising prior to the date of this Lease or at any time thereafter, whether arising before, during or after enforcement of Landlord's rights and remedies, or the rights and remedies of any First Mortgagee, upon default and whether or not Tenant is responsible therefor, including, without limitation, any imposition by any governmental authority of any lien or so-called "super priority lien" upon the Premises, investigation costs, clean-up costs, response costs, liability for personal injury or property damage or damage to the environment and any fines, penalties and punitive damages with respect thereto. The obligations of Tenant under this Section 13 (c) shall survive any expiration or termination of this Lease, the payment of any Mortgage, any discharge, satisfaction, release or assignment of any Mortgage, any transfer of the Premises or any part thereof, any exercise of remedies by Landlord or any Mortgagee, including, without limitation, the appointment of a receiver, any foreclosure of any Mortgage or any transfer of the Premises (or any part thereof) by deed in lieu of foreclosure, and any other event or circumstance whatsoever. Notwithstanding the foregoing, Tenant shall not be liable under this Section 13(c) with respect to any Environmental Claims (i) which relate to the presence, release or threatened release or removal of any Hazardous Materials at, upon, under, within or about the Premises or any non-compliance with any Environmental Laws which Tenant proves (x) first occurred after the Term of this Lease ended and at a time when neither Tenant nor anyone claiming by, through or under Tenant was in occupancy or possession of or otherwise using or in control of any portion of the Premises, and (y) did not result, directly or indirectly, from any condition or circumstances existing prior to the latest time referred to in the foregoing clause (x) or (ii) to the extent such Environmental Claim suffered by an Indemnified Party is caused by the gross negligence or willful misconduct of such Indemnified Party.

     14.  Indemnification.

     (a) Duty to Indemnify. "Indemnified Party" and "Indemnified Parties" means, individually and collectively, Landlord, all First Mortgagees, and their respective officers, directors, partners, owners, agents and employees. In addition to and not in limitation of Tenant's obligations under Section 13(c),Tenant agrees to pay, and to protect, defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless the Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, all reasonable attorneys fees and expenses, but not including principal, interest or other amounts payable by Landlord to any First Mortgagee, as such), causes of action, suits, claims, demands or judgments of any nature (herein collectively called "Damages") whatsoever arising from (i) any use, condition or event occurring on the Premises during the Term, (ii) any injury to, or the death of, any person or damage to property on the Premises or upon adjoining sidewalks, streets or right of ways, in any manner growing out of or connected with the use, non-use, condition or occupation of the Premises, adjoining sidewalks, streets or right of ways, (iii) any violation by Tenant of any provision of this Lease, or any contract or agreement to which Tenant is a party or which pertains to the Premises or any part thereof or the ownership, occupancy or use thereof, including, without limitation, the Overlease and the other Project Documents, (iv) any violation by Tenant of any Legal Requirement, and (v) any material inaccuracy or misstatement in any representation or warranty of Tenant set forth in this Lease or in any document, notice, certificate, demand or request delivered to any Indemnified Party by Tenant pursuant to or in connection with this Lease, except to the extent such Damages suffered by an Indemnified Party are caused by the gross negligence or willful misconduct of such Indemnified Party. If an Indemnified Party shall be made a party to any such litigation commenced against Tenant, and if Tenant, at its expense, shall fail to provide such Indemnified Party with counsel (upon Landlord's request) reasonably approved by Landlord, Tenant shall pay all reasonable costs and attorneys' fees and expenses incurred or paid by Landlord or such other Indemnified Party in connection with such litigation, it being agreed that Tenant may provide one counsel for all such Indemnified Parties unless Tenant and such Indemnified Parties have been advised by such counsel that representation of such Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between the Indemnified Parties, in which case Tenant shall provide such additional counsel to such Indemnified Parties, reasonably approved by Landlord, as may be necessary to avoid actual or potential conflicts of interest. To the maximum extent permitted by law, Tenant hereby waives any and all right of recovery which Tenant or anyone claiming by, through or under Tenant may have against any Indemnified Party for any loss, damage or liability arising from or in connection with Tenant's leasing of the Premises notwithstanding that such loss, damage or liability may result from the negligence or fault of such Indemnified Party; it being understood, however, (i) that neither Tenant nor anyone claiming by, through or under Tenant is hereby waiving any right of recovery against any Indemnified Party for any loss, damage or liability to the extent such loss, damage or liability arises from or is a result of the gross negligence or willful misconduct of such Indemnified Party and (ii) that Tenant shall have the right to assert a claim against any Indemnified Party for declaratory judgment, specific performance, or actual damages incurred by Tenant, as a result of failure by such Indemnified Party, in violation of Section 21 or 22 hereof, as applicable, to make available to Tenant any Net Proceeds or Net Award required to be made available to Tenant for repair or restoration of the Premises. The Tenant's obligations and liabilities under this Section 14 shall survive expiration or earlier termination of this Lease.

     15.  Liens.

     (a) Except to the extent expressly permitted by Section 15(b), Tenant will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant's interest therein or the Minimum Rent, Additional Rent owing to Landlord or other sums payable by Tenant under this Lease, other than (i) any Mortgage (as defined herein) or other encumbrance created by Landlord, (ii) the lien created by this Lease,
(iii) liens or other encumbrances created or granted under or evidenced by the Project Documents, and (iv) the liens and other encumbrances set forth in
Exhibit 23-A annexed hereto. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to or for the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

     (b)  "Contest Lien" means any lien, encumbrance or charge referred to in
Section 15(a) which (i) has not been affirmatively created or granted by Tenant on a consensual basis and has arisen as a result of a claim that Tenant has failed to pay or perform an obligation owing to the person benefitted thereby, and (ii) as a matter of law does not have priority over the lien of any recorded Mortgage then existing against the Premises (or if it does or could have such priority over the lien of any such Mortgage, would constitute a default or event of default under any such Mortgage). Notwithstanding Section 15(a), the existence of any Contest Lien shall not constitute an Event of Default so long as (x) within thirty (30) days after the filing of such Contest Lien Tenant has commenced to contest the same in accordance with Section 26, and (y) in all events, Tenant, at its expense, shall cause each Contest Lien to be released and discharged of record (by bonding or otherwise) as of the earlier of the following times: (1) upon any termination or expiration of the Term, (2) within fifteen (15) days after demand by Landlord if any Event of Default shall have occurred, or (3) within thirty (30) days after demand by Landlord in the event of Landlord's then pending refinancing of any First Mortgage or sale of the Premises.

     16.  Maintenance and Repair.

     Tenant agrees that, at its expense, it shall keep and maintain the Premises, including, without limitation, the roof, foundation, walls and structural components; all electrical, plumbing, HVAC and other mechanical systems; all parking areas and garages, driveways, curbs and similar improvements; and including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in good repair and appearance, (and to the standards of a Class A office building in the White Plains area used as a major corporate headquarters facility or as a multi-tenant office building) except for ordinary wear and tear arising by reason of any permitted use (but consistent with maintenance standards of such a Class A office building; or, to the extent the Premises are permitted under this Lease to be used, and are used, for another lawful purpose, then, consistent with the standards prevailing in the White Plains area for a building of the same quality, size and type as the Premises used for such other purpose). Subject to the provisions of Section 12, Tenant shall also make promptly all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs of every kind and correct any patent or latent defects in the Premises which may be required to be made to keep and maintain the Premises in good condition, repair and appearance (except for ordinary wear and tear arising by reason of any permitted use) and it will keep the Premises orderly and free and clear of rubbish. All replacements of materials, parts, equipment and components shall be at least equal in quality to those being replaced. Tenant covenants to in all material respects promptly perform or observe all terms, covenants or conditions of any reciprocal easement or maintenance agreement to which it may hereafter at any time be a party, or to which the Premises are subject as of the Commencement Date or to which the Premises thereafter become subject with the prior written approval of Tenant. Tenant shall, at its expense, use its best efforts (and Landlord agrees to cooperate reasonably with Tenant, at Tenant's expense, in connection with such efforts) to enforce compliance with any reciprocal easement or maintenance agreement benefiting the Premises by any other person subject to such agreement. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way or to correct any patent or latent defect therein. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the Term or which may thereafter be enacted. Tenant at its expense may engage such contractors or agents as it elects to provide maintenance, janitorial and similar services to the Premises, provided that such contractors and agents are recognized within the industry to have substantial experience with buildings of similar quality, size and type as the Premises and are financially sound. Upon any expiration or earlier termination of this Lease, Tenant shall, upon written demand of Landlord, cause all contracts and agreements with such persons to be cancelled at no expense or obligation to Landlord.

     17.  Encroachments, Violations.

     If any Improvements situated on the Premises at any time during the Term shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, shall violate any Legal Requirement or shall impair the rights of others under or hinder or obstruct any easement or right-of-way to which the Premises are subject, then, promptly after the written request of any applicable governmental authority, Landlord or any person affected by any such encroachment, violation, impairment, hindrance or obstruction (which other party may be Landlord with respect to any such encroachment, violation or impairment which first arises after the date of this Lease), Tenant shall, at its expense, subject to the provisions of Section 12 and Section 26 either (i) obtain legally effective variances of such legal requirements or waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any improvement on the Premises. Any such alteration or removal shall be made in conformity with the requirements of Section 19 to the same extent as if such alteration or removal were an alteration under the provisions of Section 19.

     18.  Inspections.

     Landlord, any First Mortgagee and their respective agents and designees may enter upon and examine the Premises at reasonable times and on reasonable notice and show the Premises to prospective First Mortgagees, tenants and/or purchasers. Tenant may designate an employee to accompany Landlord, any First Mortgagee and their respective agents and designees on such examinations.
Tenant will provide, upon Landlord's request, records in Tenant's possession with respect to all expenses paid to utility companies and third party vendors relating to the operation of the Premises, as such, as opposed to Tenant's business.

     19.  Alterations.

     (a) Limitations, Conditions. "Alterations" means any alterations, additions, renovations or improvements in, on or to the Premises or any part thereof, and "Material Alterations" means any Alterations which would (i) alter the footprint of any buildings or other enclosed structures constituting a portion of the Improvements, (ii) adversely affect the foundation, roof, any load-bearing walls or other material structural elements of any buildings or other enclosed structures constituting a portion of the Improvements, (iii) alter in any material way the configuration or location of elevators, core area bathrooms, electrical or plumbing closets, lobbies, entrances, garages, loading docks, driveways, retention and decorative ponds, parking lots, plazas, retaining walls or outside site lighting fixtures, (iv) reduce or eliminate any buildings or other enclosed structures constituting a portion of the Improvements or (v) materially adversely affect any major mechanical systems. Without limiting any of Tenant's rights elsewhere set forth herein, Tenant shall have the right to reconstruct and redecorate (in their existing locations) all or any of the bathrooms and/or lobbies in the Premises. Except as otherwise hereafter provided with respect to Material Alterations, Landlord's consent shall not be required for the making of such Alterations as Tenant may deem appropriate during the Term (including without limitation Tenant's signage on or about the Buildings on the Land). Tenant shall not make or suffer to be made any Material Alterations without in each case the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed by Landlord. Before commencing work on any Material Alterations, Tenant shall submit to Landlord copies of final plans and specifications for the work, any engineer's or consultant's reports prepared in connection therewith, a proposed schedule for performance of the work, a list identifying the architect, general contractor or construction manager and major subcontractors engaged to perform the work, and such other information as Landlord may reasonably require (all the foregoing, collectively, the "Alteration Plans"). Landlord shall have thirty
(30) days following submission of the Alteration Plans to notify Tenant (the "Landlord Disapproval Notice") if Landlord does not approve the Alteration Plans (and indicating its reasons for disapproval). If Landlord fails to timely provide the Landlord Disapproval Notice, it shall be deemed to have approved the Alteration Plans. If Landlord approves (or as provided in the preceding sentence is deemed to have approved) the Alteration Plans, Tenant may proceed with the proposed Material Alterations in accordance with the Alteration Plans. Anything in this Section 19 to the contrary notwithstanding, the making of any Alterations by Tenant (whether or not such Alterations constitute Material Alterations) shall be subject to satisfaction of all of the following conditions: (i) no Event of Default shall have occurred and shall be continuing under this Lease; (ii) Tenant shall pay or cause to be paid the entire cost of such Alterations; (iii) Tenant shall subject to the provisions of Section 26 take all necessary steps to prevent the imposition of liens against the Premises as a result of such Alterations; (iv) Tenant shall in accordance with and subject to the limitations set forth in Section 14, indemnify and hold Landlord and any First Mortgagee harmless from all Damages resulting from such Alterations, and provide to Landlord evidence of all insurance required under
Section 20(a)(iv) during any period of construction; (v) Tenant shall, prior to commencement of any work, obtain and pay for all necessary permits, licenses and certificates and provide Landlord copies of the same, and shall comply in all material respects with all applicable governmental requirements and insurance rating bureau recommendations; (vi) all Alterations shall be constructed in a good and workmanlike manner in compliance in all material respects with all Legal Requirements; and (vii) Tenant shall cause the construction of Alterations, once commenced, to be diligently pursued to completion. Landlord shall, without charge to Tenant, cooperate reasonably in the obtaining of such permits, approvals or licenses from governmental authorities as may be required by Tenant for the making of any Alterations, provided Landlord shall incur no liability with respect thereto and provided Tenant shall pay any and all costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in connection therewith. In the case of any Material Alterations proposed by Tenant, Tenant shall pay all reasonable fees and expenses (including without limitation reasonable fees of engineers and other professionals engaged by Landlord) incurred by Landlord to review plans and specifications submitted by Tenant for Landlord's approval.

     (b)  Alterations for Legal Requirements.  Subject to the provisions of
Section 12 and Section 26, in the event Tenant is required to make Alterations to the Premises in order to comply with any Legal Requirements, Tenant may make or cause to be made such Alterations without the prior written consent of Landlord, provided Tenant shall satisfy the conditions specified above with respect to such Alterations and Tenant shall make or cause to be made such Alterations in the manner which will have the least negative impact on the market value of the Premises.
     (c) Ownership, Survival. Subject to any provisions of the Project Documents to the contrary, all Alterations, except for movable furniture, furnishings, decorations and trade fixtures paid for by Tenant at the time of installation, shall at once become a part of the realty and belong to Landlord. Movable furniture, furnishings, decorations and trade fixtures paid for by Tenant at the time of installation may (subject to the rights and remedies of Landlord if an Event of Default has occurred and is continuing) be removed from the Premises at any time prior to the expiration or earlier termination of this Lease, provided that Tenant shall repair any damage to the Premises resulting from such removal. The obligations of Tenant under this Section 19 shall survive expiration or earlier termination of this Lease.

     (d) Tenant Allowance. On the Commencement Date, Landlord has paid to Tenant the sum of Two Million Dollars ($2,000,000.00) to be used by Tenant for making Alterations to the Premises required by Tenant in connection with its use thereof, receipt of which sum Tenant hereby acknowledges. To the extent any such Alterations would constitute Material Alterations, the making thereof shall be subject to all provisions of this Section 19 relating to Material Alterations.

     20.  Insurance.

     (a) Coverages Required. Tenant shall maintain, or cause to he maintained, at its sole expense, the following insurance on the Premises (herein called the "Required Insurance"):

          (i) Property. Property insurance insuring the Buildings and all other Improvements for perils covered by the causes of loss- special extended coverage form (all risk) or comparable broad form coverage reasonably satisfactory to Landlord and any First Mortgagee and in addition, vandalism and malicious mischief, ordinance or law coverage (including demolition cost, increased cost of construction, and loss to undamaged improvements), and boiler and machinery and computer/EDP-related damages (if applicable). Such insurance shall be written on a 100% replacement cost basis with an agreed value equal to the full insurable replacement value of the foregoing and shall be in such form or with such endorsements as necessary to prevent the operation of any co-insurance penalty. The policy shall name Landlord and any First Mortgagee as additional insureds and loss payees as their respective interests may appear. The deductible for coverage under this Section 20(a)(i) shall not exceed One Hundred Thousand Dollars ($100,000).

          (ii) Liability. Commercial general liability insurance naming the Landlord and any First Mortgagee as additional insureds against any and all claims as are customarily covered under a standard policy form (which must provide for claims to be made on an occurrence basis) routinely accepted, for bodily injury, death and property damage occurring in, or about the Premises and adjoining streets and sidewalks arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a primary policy limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit per location (subject to an aggregate policy limit of Twenty-Five Million Dollars ($25,000,000)) and excess umbrella liability insurance covering all business locations of Tenant in the amount of at least One Hundred Million Dollars ($100,000,000); provided, however, that in the event it shall become commercially unreasonable to maintain such excess umbrella liability insurance, Tenant shall maintain at least Fifteen Million Dollars ($15,000,000) excess liability insurance covering the Premises alone. Tenant shall be required to increase its insurance limits from time to time consistent with coverage that would be maintained by a prudent operator of property similar in use, size and construction to the Premises and located in the White Plains area. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance, if any, shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease. The deductible for coverage under this Section 20(a)(ii) shall not exceed One Hundred Thousand Dollars ($100,000).

          (iii) Workers Compensation, Etc. Workers compensation insurance in accordance with statutory law and employers liability insurance with a limit of not less than One Hundred Thousand Dollars ($100,000) per employee and Five Hundred Thousand Dollars ($500,000) per occurrence.

          (iv) Builder's Risk, Etc. During any period of construction on the Premises, builder's risk insurance insuring perils covered by the causes of loss-special extended coverage form (all risk), non-reporting form, shall be purchased for the value of the alteration and/or additions made to the Premises when the work is not insured under the Tenant's property insurance policy, together with general liability and worker's compensation insurance covering all persons engaged in such construction in amounts reasonably required by Landlord. The deductible for coverage under this Section 20(a)(iv) shall not exceed Fifty Thousand Dollars ($50,000).

          (v) Flood. Flood insurance in the highest available amount if the Premises are located in a special flood hazard zone as designated by the Federal Emergency Management Agency.

          (vi) Earthquake. If the Premises are located in an earthquake zone, earthquake insurance in amounts sufficient to prevent Landlord and Tenant from becoming a coinsurer of any loss but in any event in amounts equal to 100% of the actual replacement value of the Improvements including foundations, and excavations. The deductible for coverage under this Section 20(a)(vi) shall not exceed Fifty Thousand Dollars ($50,000).

          (vii) Other. Such other insurance as Landlord may, from time to time, reasonably require, or which may, from time to time, be required by any First Mortgagee so long as such other insurance is customarily required to be carried on properties similar in use, size and construction to the Premises and located in the White Plains area by institutional lenders.

     (b) Company/Policy Requirements. The policies required to be maintained by Tenant shall be with companies having an insurance company claims paying rating equal to or greater than A by Standard & Poor's Rating Service or A2 by Moody's Investment Service or be considered equivalent to an NAIC I or other rating acceptable to the Securities Valuation Office of the National Association of Insurance Commissioners. If any insurance company providing any insurance policy hereunder shall cease to have a rating at least equal to that required by the preceding sentence, Tenant shall, within sixty (60) days following such insurance company's loss of such minimum rating, replace the policy issued by such company with a policy meeting the requirements of this Section 20 issued by an insurance company having a rating at least equal to that required by the preceding sentence. Certificates of insurance, in a standard industry form which entitles Landlord and any First Mortgagee to rely thereon shall be delivered to Landlord prior to the commencement date of this Lease and thereafter at least thirty (30) days prior to the expiration date of each required policy. Copies of actual insurance policies (or, in case of blanket policies, portions of such policies applicable to the Premises but in all events, sufficient to reasonably satisfy Landlord that all Required Insurance has been obtained and is in full force and effect) if required by Landlord shall be delivered to Landlord as soon as practicable but in no event later than thirty (30) days following the expiration date of each required policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord and any First Mortgagee as required by this Lease, and contains an endorsement to the effect that coverage will not be affected by failure to pay any portion of the premium not allocable to the Premises or by any other matter not relating to the Premises which would otherwise permit the insurer to cancel coverage. Each policy of insurance shall provide notification to Landlord and any First Mortgagee appearing in the loss payee clause at least thirty (30) days prior to any cancellation (whether due to non-payment of premium or otherwise) or modification to reduce the insurance coverage. All insurance policies shall contain a standard, non-contributory, first mortgagee clause in favor of any First Mortgagee. Tenant shall cause the insurers to include in Tenant's insurance policies appropriate clauses pursuant to which the insurance companies
(i) waive all right of subrogation against all Indemnified Parties with respect to losses payable under such policies, and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Each policy shall provide, or be endorsed to provide, that (1) the coverage and protection afforded Landlord and any First Mortgagee shall not be invalidated or otherwise affected by breach of any declaration, warranty or condition made by or imposed on Tenant in connection with the policy or by any act or omission of Tenant, Landlord, any First Mortgagee or other person having any interest in the Premises, nor by any change in the use of or title to the Premises nor by any foreclosure of any First Mortgage, (2) the insurance provided shall be primary without right of contribution from other insurance carried by any person, and
(3) the making of Landlord and any First Mortgagee an additional insured shall not impose on any such additional insured any obligation to pay premiums or any other obligation imposed on the insured, all of which shall be the sole responsibility of Tenant.

     (c) Landlord's Right to Procure. In the event Tenant shall fail to purchase the Required Insurance or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses (including reasonable attorneys, fees) and actual damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

     (d) Certain Landlord Rights. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force any of the Required Insurance to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of the Premises, occurring during any period when the Tenant may have failed or neglected to obtain the Required Insurance. Tenant shall in accordance with and subject to the limitations set forth in
Section 14, indemnify and hold harmless Landlord and any First Mortgagee for all Damages incurred by Landlord or any First Mortgagee arising out of any deductibles for Required Insurance.

     (e) Self Insurance. Notwithstanding Section 20(b), subject to all terms and conditions of this Section 20(e), Tenant shall have the right to self-insure for any of the insurance required under Section 20(a) above. "Self-insure" means that Tenant is itself acting as though it were the insurance company providing the insurance required under the foregoing provisions hereof, and that if an event or claim occurs for which a defense and/or coverage would have been available from the insurance company, Tenant shall: (a) undertake the defense of any such claim, including a defense of each Indemnified Party which is a defendant, at Tenant's sole cost and expense, and (b) use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure, which amounts shall be treated as insurance proceeds for all purposes under this Lease. If Tenant elects to self-insure, Tenant shall provide Landlord and First Mortgagee with certificates of self-insurance specifying the extent of self-insurance coverage hereunder and containing a waiver of subrogation provision in accordance with Section 20(b). Any self-insurance coverage provided by Tenant shall be for the benefit of Tenant, Landlord and First Mortgagee, in accordance with Sections 20(a) and (b), and shall name any First Mortgagee under a standard, non-contributory, first mortgagee provision. Loss or damage payable under any self-insurance shall not be invalidated by (A) any act, omission, default or negligence of any Indemnified Party, (B) any foreclosure, deed in lieu of foreclosure, or other proceedings relating to the sale or other transfer of the Premises, (C) any change in the title or ownership of the Premises or, (D) the occupation of the Premises for purposes more hazardous than are permitted by this Lease. All amounts which Tenant pays or is required to pay and all loss or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of Section 20(b) hereof and shall not limit Tenant's indemnification obligations set forth in Section 14 hereof. Tenant's right to self-insure and to continue to self-insure is conditioned upon (A) all arrangements among Tenant, its affiliates, and/or any third-party, relating to administration of Tenant's self-insurance program being reasonably satisfactory to Landlord and any First Mortgagee and, further, upon
(B) the Reporting Person (as defined below) (1) having stockholders' equity of at least Two Hundred Fifty Million Dollars ($250,000,000) as at the end of each of its fiscal years (as reflected in the financial information required pursuant to Section 25), (2) maintaining at all times a Rating (as defined below) not lower than A, and (3) maintaining appropriate loss reserves which are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e. charged against earnings) or otherwise funded. In the event at any time any one or more of the requirements of the immediately preceding sentence is not satisfied, Tenant shall immediately lose the right to self insure and shall, within sixty (60) days after loss of such right, provide the insurance pursuant to insurance company policies as specified in Section 20(b). "Rating" means the rating ascribed by Standard & Poor's Rating Service to the outstanding senior unsecured debt of the Reporting Person, provided that, if no such rated debt is outstanding, then "Rating" shall mean the senior implied debt rating ascribed by Standard & Poor's Rating Service to the Reporting Person.

     21.  Casualty.

     (a) "Casualty," Claims Adjustment. "Casualty" means the occurrence of any fire or other casualty which results in damage to or destruction of all or any
part of the Premises.   The term "property insurance proceeds" means all
insurance proceeds payable as a result of any Casualty other than those payable pursuant to insurance maintained by Tenant covering Tenant's personal property and trade fixtures and under any business interruption insurance policy maintained by Tenant. "Net Proceeds" means the amount of all property insurance proceeds, if any, payable as a result of a Casualty, less all expenses of adjusting any insurance claim and collecting any such proceeds not otherwise paid by Tenant, plus all interest earned on such proceeds held pending completion of the work necessary to rebuild, replace and repair the Premises as a result of such Casualty. All property insurance proceeds payable by reason of any Casualty shall be held by First Mortgagee or Landlord in an interest-bearing account pending their application as provided in this Section 21. If this Lease permits Tenant to self-insure the loss occasioned by such Casualty and Tenant has elected to so self-insure, Tenant shall pay to First Mortgagee or Landlord from Tenant's own funds an amount equal to the property insurance proceeds which would have been paid under the insurance policy described in Section 20(a)(i) had Tenant not elected to self-insure, which amount shall be deemed to constitute property insurance proceeds for all purposes hereof. Subject to the rights of Tenant set forth in this Section 21, Tenant hereby irrevocably assigns to Landlord all property insurance proceeds to which Tenant may be or become entitled with respect to any Casualty. If any Casualty occurs which involves (in the reasonable judgment of Tenant) a loss in excess of Three Hundred Seventy Thousand Dollars ($370,000), Tenant shall promptly notify Landlord. Insurance claims by reason of any Casualty shall be adjusted by Tenant if an Event of Default does not then exist and by Landlord if an Event of Default then exists. Tenant shall consult with Landlord and any First Mortgagee throughout the process of adjusting any such claim which involves (in the reasonable judgment of Tenant) a loss in excess of Three Hundred Seventy Thousand Dollars ($370,000). Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all liabilities and all reasonable costs and expenses in connection therewith.

     (b) Duty to Restore. If any Casualty occurs, this Lease shall continue in full force and effect without abatement or reduction of Minimum Rent or Additional Rent notwithstanding such Casualty and (whether or not any property insurance proceeds are or will ever be available therefor) Tenant shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Section 19 and Sections 21(c) and (d) in such manner as to restore the same to the same or better condition and equivalent or better value, as nearly as possible, as existed immediately prior to such Casualty. The provisions hereof constitute "an express agreement to the contrary" within the meaning of Section 227 of the New York Real Property Law.

     (c) Application if No Default. As used in this Section 21 and in Section 22, "Applicable Base Amount" means the following respective amounts, depending on the Rating as of the date any Net Proceeds or Net Award (as defined below), as applicable, are received by Landlord or First Mortgagee: (i) Three Hundred Seventy Thousand Dollars ($370,000) if the Rating is BB- or below; (ii) One Million Dollars ($1,000,000) if the Rating is above BB- up to and including BB+;
(iii) Two Million Dollars ($2,000,000) if the Rating is above BB+ up to and including BBB+; and (iv) Three Million Five Hundred Thousand Dollars ($3,500,000) if the Rating is above BBB+. Subject to the provisions of Section 21(d), any Net Proceeds received by Landlord or First Mortgagee shall be made available to Tenant to make such repair, but only upon submission to Landlord and any First Mortgagee of the following if the estimated cost of repair exceeds the Applicable Base Amount: (A) prior to commencement of work, plans and specifications covering all repair and restoration work in form and substance reasonably acceptable to Landlord and First Mortgagee but which shall be deemed acceptable if accompanied by (x) a certificate of a licensed architect stating that the proposed work as set forth in such plans and specifications complies in all material respects with all Legal Requirements, and (y) reasonable evidence that, upon completion of such work, the Premises will have an equivalent or better value, as nearly as possible, than immediately prior to the Casualty, and
(B) prior to each periodic disbursement: (1) Tenant's and contractor's sworn statements in customary form and appropriate waivers of mechanic's or construction liens, and (2) architect's certificates in customary form covering the work for which payment is requested. So long as (i) no Event of Default shall have occurred and be continuing and (ii) the Casualty in question gives rise to Net Proceeds in an amount less than or equal to the Applicable Base Amount, Tenant shall be entitled to receive such Net Proceeds from any Casualty and shall apply same to restore the Premises in accordance with the provisions of this Lease. Subject to the provisions of Section 21(d), any Net Proceeds remaining after Tenant has repaired the Premises shall be delivered to Tenant. If the cost of any repairs required to be made by Tenant pursuant to Section 21(a) shall exceed the amount of any Net Proceeds available to Tenant, the deficiency shall be paid by Tenant.

     (d) Application if Default. During any period of time when there continues to exist any Event of Default, and without limiting Tenant's obligations under this Section 21, Landlord or First Mortgagee shall make any Net Proceeds available to Tenant for the rebuilding or restoration of the Premises in accordance with the provisions of Section 21(c); provided that, if at any time or from time to time prior to completion of such rebuilding or restoration, the estimated cost of rebuilding or restoration, as reasonably determined by Landlord, exceeds the amount of Net Proceeds then remaining, it shall be a condition to any disbursement of Net Proceeds to Tenant that Tenant shall deliver to Landlord or First Mortgagee funds in cash equal to the amount of such excess, which funds shall thereupon be deemed to constitute part of the Net Proceeds for purposes of this Section 21. So long as any Event of Default is continuing, and without waiving any Event of Default or any right or remedy of Landlord or any obligation of Tenant under this Lease, Landlord may cause any Net Proceeds to be applied to any Minimum Rent or Additional Rent owing to Landlord which remains unpaid beyond any applicable grace period.

     22.  Condemnation.

     (a) "Taking," Participation. "Taking" means any taking of the Premises or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary taking of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, and includes any conveyance made in settlement of or under threat of any of the aforesaid proceedings. "Net Award" means all amounts payable as a result of any Taking, less all expenses for such proceeding not otherwise paid by Tenant in the collection of such amounts; provided "Net Award" shall not include any amount paid with respect to a Separate Claim (as defined below). Subject to the rights of Tenant set forth in this Section 22, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to any Taking; provided, however, that the foregoing shall not prohibit Tenant from (i) prosecuting a separate claim (herein called a "Separate Claim") against the taking authority for Tenant's relocation expenses (if this Lease has been terminated pursuant to Section 23 as a result of the Taking) or for the interruption of or damages to Tenant's business or as compensation for Tenant's personal property, trade fixtures, alterations or other improvements paid for by Tenant provided, further, that such claims do not reduce the amount which otherwise would be payable to Landlord as a result of the Taking and (ii) subject to the provisions of Section 22(d) of this Lease, Tenant shall be entitled to collect any and all awards payable by reason of any temporary Taking. If Tenant receives notice of any Taking or proposed Taking, Tenant shall promptly notify Landlord thereof. Landlord and any First Mortgagee at their expense shall be entitled to participate in any such proceeding.

     (b) Duty to Restore. If any Taking occurs, this Lease shall continue in full force and effect without abatement or reduction of Minimum Rent or Additional Rent notwithstanding such Taking, and (whether or not any award from such Taking is or ever will be available therefor) Tenant shall, promptly and with diligence after any such Taking (or after any temporary taking ceases), at its expense, repair any damage caused thereby in conformity with the requirements of Section 19 and Sections 22(c) and d so that, thereafter, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such Taking.

     (c) Application if No Default. Subject to the provisions of Section 22(d), any Net Award received by Landlord or First Mortgagee shall be made available to Tenant to make such repair but, only upon submission to Landlord and any First Mortgagee of the following if the estimated cost of repairs exceeds the Applicable Base Amount: (A) prior to commencement of work, plans and specifications covering all repair work in form and substance reasonably acceptable to Landlord and First Mortgagee but which shall be deemed acceptable if accompanied by (x) a certificate of a licensed architect stating that the proposed work as set forth in such plans and specifications complies in all material respects with all Legal Requirements, and (y) reasonable evidence that, upon completion of such work, the Premises will have an equivalent or better value, as nearly as possible, than immediately prior to the Taking, and (B) prior to each periodic disbursement: (1) Tenant's and contractor's sworn statements in customary form and appropriate waivers of mechanic's or construction liens, and (2) architect's certificates in customary form covering the work for which payment is requested. So long as (i) no Event of Default shall have occurred and be continuing and (ii) the amount of Net Awards shall be less than or equal to the Applicable Base Amount, Tenant shall be entitled to receive such Net Awards and shall apply same to restore the Premises in accordance with the provision hereof. Subject to Section 22(d), any Net Award remaining after such repairs have been made, shall be the property of Tenant. Subject to the provisions of Section 22(d), in the event of a temporary taking, Tenant shall be entitled to receive the entire Net Award payable by reason of such temporary taking or portion of such temporary taking occurring during the Term hereof, less any costs incurred by the Landlord in connection therewith.
If the cost of any repairs required to be made by Tenant pursuant to Section 22(b) shall exceed the amount of the Net Award available to Tenant, the deficiency shall be paid by Tenant.

     (d) Application if Default. During any period of time when there continues to exist an Event of Default, and without limiting Tenant's obligations under this Section 22, Landlord or First Mortgagee shall make any Net Award available to Tenant for the rebuilding or restoration of the remaining portion of the Premises in accordance with the provisions of Section 22(c); provided that, if at any time or from time to time prior to completion of such rebuilding or restoration, the estimated cost of rebuilding or restoration, as reasonably determined by Landlord, exceeds the amount of the Net Award then remaining, it shall be a condition to any disbursement of any Net Award to Tenant that Tenant shall deliver to Landlord or First Mortgagee funds in cash equal to the amount of such excess, which funds shall thereupon be deemed to constitute part of the Net Award for purposes of this Section 22. So long as any Event of Default is continuing, and without waiving any Event of Default or any right or remedy of Landlord or any obligation of Tenant under this Lease, Landlord may cause any Net Awards to be applied to any Minimum Rent or Additional Rent owing to Landlord which remains unpaid beyond any applicable grace period.

     (e) Termination/Purchase. Notwithstanding anything in this Section 22 to the contrary, if as provided in Section 23 a Material Taking (as defined therein) shall occur and Tenant shall have timely delivered the Termination Notice Documents (as defined therein), the provisions of Section 23(c) shall apply.

     23.  Material Taking; Material Title Defect.

     (a) Tenant's Right to Give Notice. "Material Taking" means any Taking (other than a temporary taking) which, taking into account the nature, size, and configuration of the Premises remaining subsequent to such Taking, renders it commercially unreasonable for Tenant to utilize the remaining Premises for continued use and occupancy in Tenant's business. "Material Title Defect" means any defect in Landlord's title to the Premises (other than (i) any exception to title or other matter shown in Exhibit 23-A attached hereto (the "Listed Title Matters"), and (ii) any other matter approved by Tenant, or arising due to any act or omission by Tenant), which either results in Tenant's being dispossessed of occupancy of the Premises under this Lease, or which otherwise so interferes with Tenant's use of the Premises at the time as to render it commercially unreasonable for Tenant to utilize the Premises for continued use and occupancy in Tenant's business. If a Material Taking or Material Title Defect occurs, then Tenant may at its option deliver to Landlord, not later than ninety (90) days after the date of such Material Taking, or if applicable the date on which the Material Title Defect first results in the interference described in the preceding sentence, all (but not less than all) of the following documents (herein collectively called the "Termination Notice Documents"): (A) notice (a "Termination Notice") of its intention to terminate this Lease on the next Minimum Rent Payment Date which occurs not less than sixty (60) days after the delivery of such notice the ("Termination Date"); (B) a certificate of an authorized officer of Tenant describing the event giving rise to such Termination Notice and stating in reasonable detail the basis on which Tenant has determined that such Material Taking or Material Title Defect, as the case may be, has rendered it commercially unreasonable for Tenant to utilize the Premises for continued use and occupancy in Tenant's business; (C) an instrument of assignment from Tenant, in form and substance acceptable to Landlord and acknowledged by the condemning authority, evidencing the assignment to Landlord of all condemnation awards; and (D) if the Termination Date is a date within the Primary Term, an irrevocable offer ("Tenant Purchase Offer") by Tenant to Landlord to purchase the Premises (including, in the case of a Material Taking, Landlord's interest in the Net Award) on the Termination Date.

     (b) Failure to Give Notice. If Tenant shall fail to timely deliver any or all of the Termination Notice Documents, it shall be deemed conclusively to have waived any right to seek to terminate this Lease as a result of such Material Taking or Material Title Defect, as the case may be, and this Lease, (including, without limitation, Tenant's obligations under Section 22) shall remain in full force and effect without abatement of Minimum Rent or Additional Rent. Notwithstanding the preceding sentence, in the case of any Material Taking which constitutes a Taking of the entire Premises, Tenant shall be deemed conclusively to have timely delivered all of the Termination Notice Documents (including, without limitation, the Tenant Purchase Offer) whether or not Tenant shall have timely delivered any or all of such documents. If Tenant timely delivers (or, pursuant to the preceding sentence, shall be deemed to have timely delivered) the Termination Notice Documents, the provisions of Section 23(c) shall apply.

     (c)  Rights/Obligations Following Notice.

          (i) Termination. If either (A) Landlord shall reject the Tenant Purchase Offer by written notice given to Tenant not later than fifteen (15) days prior to the Termination Date, which notice to be effective must be joined in by any First Mortgagee, or (B) the Termination Date occurs during any Renewal Term, this Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of Tenant or Landlord hereunder, actual or contingent, which have arisen on or prior to the Termination Date, upon payment by Tenant of all Minimum Rent and Additional Rent owing to Landlord and other sums then due and payable hereunder to and including the Termination Date and all condemnation awards shall belong to Landlord. Tenant shall, on or before the Termination Date, execute and deliver to Landlord an instrument evidencing the outright assignment of such condemnation awards in form and substance reasonably acceptable to Landlord.

          (ii) Purchase. If the Termination Date occurs during the Primary Term, and if Landlord shall not have rejected the Tenant Purchase Offer in accordance with this Section 23(c), Landlord shall be conclusively deemed to have accepted the Tenant Purchase Offer. In the event Landlord accepts the Tenant Purchase offer, then, on the Termination Date, (1) Tenant shall pay to Landlord a price equal to the amount applicable for the Termination Date pursuant to Exhibit 23-1 attached hereto, (2) Landlord shall convey to Tenant or its designee Landlord's estate in the Premises then remaining (if any) and (3) in the case of a Material Taking, Landlord shall assign to Tenant or its designee all of Landlord's interest in the Net Award in form and substance reasonably acceptable to Tenant. Such sale shall otherwise be consummated in accordance with Section 23(d) below (herein called the "Closing Terms").

     (d) Closing Terms. If Tenant shall purchase Landlord's interest in the Premises pursuant to this Section 23 (or pursuant to any other provision of this Lease providing for purchase of Landlord's interest by Tenant), Landlord shall convey or cause to be conveyed title thereto, the state of which shall be as good as the state of title which existed in Landlord on the date on which the Term of this Lease commenced (subject to any divestment of Landlord's title if the purchase occurs following any Taking, or subject to the Material Title Defect if the purchase follows the occurrence thereof), and Tenant or its designee shall accept such title, subject, however, to (i) the condition of the Premises on the date of purchase, (ii) all charges, liens, security interests and encumbrances on the Premises and (iii) all applicable Legal Requirements, but free of the lien of any Mortgage and any charges, liens, security interests and encumbrances arising after the date on which the Term commenced resulting from acts of Landlord taken without the consent of Tenant. Upon the date fixed for purchase, Tenant shall, by wire transfer of immediately available funds, pay to Landlord, or as Landlord shall have directed, the purchase price applicable for such purchase together with all Minimum Rent, Additional Rent owing to Landlord and other sums then due and payable hereunder to and including such date of purchase, and there shall be delivered to Tenant a deed to or other conveyance of Landlord's interests in the Premises being sold to Tenant and any other instruments necessary to convey the title thereto, and to assign any other property then required to be assigned by Landlord pursuant to this Lease.
Tenant shall pay all charges incident to such conveyance and assignment, including, without limitation, reasonable counsel fees, escrow fees, recording fees, title insurance premiums and all applicable Taxes (other than any income or franchise taxes of Landlord) which may be imposed by reason of or in connection with such conveyance and assignment and the delivery of said deed or conveyance and other instruments. Upon the completion of any purchase but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Landlord), this Lease shall terminate, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to such completion of purchase.

     24.  Assignment and Subletting.

     (a) Rights, Restrictions. Provided no Event of Default has occurred and is continuing, Tenant may, subject to the conditions and limitations set forth in this Section 24, assign this Lease or sublet all of any portion of the Premises without Landlord's consent. Without limiting the generality of the foregoing, Landlord's consent shall not be required for any assignment or sublease to any corporation controlling, controlled by, or under common control with the Tenant under this Lease ("control" meaning the right to vote fifty percent (50%) or more of the outstanding voting securities of the entity with respect to which control is claimed), any which corporation being herein called an "Affiliate". Each such assignment or sublease shall be, and shall expressly be made, subject to all the provisions of this Lease and shall require that the assignee or sublessee use the Premises only for those purposes utilized by Tenant at the time of the assignment or sublease, or, with Landlord's consent, which shall not be unreasonably withheld or delayed, for any other use permitted by applicable Legal Requirements which would not result in any material adverse impact on the value of the Premises. In addition to all other conditions to assignment provided in this Section 24, it shall be a condition precedent to each assignment that the assignee shall deliver to Landlord an instrument, duly authorized and executed and in recordable form, (i) assuming all covenants and obligations of Tenant under this Lease, and (ii) joining in any acknowledgment, consent or agreement theretofore given or entered into by Tenant with respect to any First Mortgage existing as of the date of such assignment, including, without limitation, any acknowledgment, consent or agreement relating to Landlord's assignment of this Lease to the First Mortgagee. Without limiting the foregoing, in case of any proposed assignment pursuant to a merger in which Tenant is not the surviving corporation or as part of a consolidation or sale of assets, Tenant shall cause the assignee to comply with the conditions set forth in the preceding sentence. No assignment or sublease shall affect or reduce any of the obligations of the original Tenant hereunder and the original Tenant (together, jointly and severally, with its successors and assigns) shall remain primarily and unconditionally liable for all such obligations, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or sublease had been made; provided that, in the case of any assignment or sublease made as permitted by this Section 24, performance by the assignee or sublessee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. No assignment or sublease shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. This Lease shall not be mortgaged or pledged by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this Section 24 shall be void. Tenant shall, not later than fifteen (15) days prior to the execution and delivery of any proposed assignment or sublease, deliver a copy thereof to Landlord and any First Mortgagee.

     (b) Profits. In the event of any assignment of this Lease or any subletting of all or any portion of the Premises by Tenant in accordance with the provisions of this Section 24, Landlord shall not be entitled to receive any profits in connection therewith.

     25.  Financial Statements.

     The term "Reporting Person" means NINE WEST GROUP INC., including, without limitation, each successor by merger or otherwise to all or substantially all of the assets and liabilities of such named Reporting Person. Tenant will deliver to Landlord copies of all the following documents filed by the Reporting Person with the Securities and Exchange Commission ("SEC"): all 8-K, 10-K and 10-Q reports, annual reports, effective registration statements, and proxy statements sent by the Reporting Person to its stockholders, in each case within fifteen
(15) days following delivery to the SEC or its stockholders, as the case may be; provided, however, that if the Reporting Person does not file such statements and reports with the SEC, Tenant will deliver to Landlord the following:

     (a) Quarterly Statements. Within sixty (60) days after the end of each quarterly fiscal period (except the last) in each fiscal year of the Reporting Person, duplicate copies of: (i) a consolidated balance sheet of the Reporting Person and its consolidated subsidiaries as at the end of such quarter, (ii) a consolidated statement of profits and losses of the Reporting Person and its consolidated subsidiaries for the current quarter and the portion of the fiscal year ending with such quarter, and (iii) a consolidated statement of cash flows of the Reporting Person and its consolidated subsidiaries for the portion of the fiscal year ending with the current quarter; setting forth in each case in comparative form the figures for the corresponding periods a year earlier, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles consistently applied and certified as complete and correct by a senior financial officer of the Reporting Person;

     (b) Annual Statements. Within ninety-five (95) days after the end of each fiscal year of Tenant, duplicate copies of: (i) a consolidated balance sheet of the Reporting Person and its consolidated subsidiaries as at the end of such year, (ii) consolidated statements of profits and losses and cash flows of the Reporting Person and its consolidated subsidiaries for such year, and (iii) a consolidated statement of cash flows of the Reporting Person and its consolidated subsidiaries for such year; setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon, containing an opinion unqualified as to limitations imposed by the Reporting Person on the scope of the audit, of a firm of independent certified public accountants of recognized national standing selected by the Reporting Person which opinion shall state that the consolidated financial statements of the Reporting Person and its consolidated subsidiaries fairly present the financial condition of the companies (including the results of their operations and changes in financial position) being reported upon, have been prepared in accordance with generally accepted accounting principles consistently applied and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

     (c) Additional Information. Each set of annual financial statements shall be accompanied by a certificate of a senior financial officer of the Reporting Person stating whether or not an Event of Default has occurred since the later of the date of this Lease or the date of the last such statement submitted to Landlord pursuant to this sentence. In addition, Tenant shall submit to Landlord copies of all financial information submitted by the Reporting Person to its institutional lenders, bondholders and other institutional investors as and when such information is delivered to such other parties; provided, however, Tenant shall not be required to provide any information in the nature of business or financial projections, business plans or other information which could be useful to competitors of Tenant or its Affiliates. Upon the prior written request of Landlord, Tenant shall cause a senior financial officer of the Reporting Person to meet with representatives of Landlord to discuss the business and financial affairs of the Reporting Person (other than any information in the nature of that not required to be disclosed pursuant to the proviso in the sentence immediately preceding) and the financial statements and other information submitted to Landlord or any First Mortgagee pursuant to this Lease.

          Landlord hereby agrees that it shall not disclose and shall keep confidential (and shall cause First Mortgagee to execute and deliver an agreement pursuant to which First Mortgagee shall agree that it shall not disclose and shall keep confidential) any and all statements, documents and information acquired in accordance with the provisions of this Section 25 (other than any such statements, documents and information that are filed with the SEC, otherwise publicly available or generally known other than by breach of the provisions of this sentence), except (i) with the prior written consent of the Reporting Person, or (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Landlord or First Mortgagee, as the case may be, shall notify the Reporting Person as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such statements, documents and information, or (iii) disclosures to any Affiliate of, or to any professional advisor to, Landlord or First Mortgagee in connection with the transactions contemplated by this Lease, or (iv) disclosure to any Successors and Assigns and any Rating Agency in connection with any Secondary Market Transactions (all as defined below) in connection with the loan secured by any First Mortgage (herein called the "Loan"), provided that, in the case of any disclosure pursuant to the preceding clauses (iii) and (iv), to the extent reasonably practicable under the particular circumstances, Landlord shall endeavor to have the person to whom disclosure is made agree to treat as confidential any statements, documents or information disclosed. "Successors and Assigns" means those entities which (i at any time acquire a direct or indirect interest in the Loan and (ii) are institutional investors (including banks, savings institutions, trust companies, insurance companies, investment companies as defined in the Investment Company Act of 1940, pension or profit-sharing trusts, and other financial institutions or institutional buyers); "Rating Agency" means any of Standard & Poor's Rating Service (a division of the McGraw-Hill Companies), Moody's Investors Service, Fitch Investors Service, Duff & Phelps Credit Rating Co., and the National Association of Insurance Commissioners; and "Secondary Market Transaction" means any of the following transactions with a Successor or Assign: (a) sale of the Loan as a whole loan, (b) participating the Loan to one or more investors, (c) deposit of the documents evidencing the Loan with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell the Loan or any direct or indirect interest therein to investors.

     26.  Permitted Contests.

     So long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings, Tenant shall not be required to (i) pay any Imposition or any claim by any contractor or vendor; (ii) comply with any statute, law, rule, order, regulation or ordinance; or (iii) obtain any waivers or settlements or make any changes to take any action with respect to any encroachment, hindrance, obstruction, violation or impairment involving the Premises, provided that (A) during the pendency of the contest there is prevented (1) the imposition (or if imposed, the continued existence) on the Premises, or any part thereof, or on the Minimum Rent or any Additional Rent owing to Landlord, or any portion thereof, of any levy, lien, encumbrance or charge; except to the extent the imposition or continued existence thereof is permitted pursuant to Section 15(b); (2) the sale, forfeiture or loss of the Premises, or any part thereof, or the Minimum Rent or any Additional Rent owing to Landlord, or any portion thereof; (3) any interference with the use or occupancy of the Premises or any part thereof; and
(4) any interference with the payment of the Minimum Rent or any Additional Rent, or any portion thereof, (B) Tenant provides to Landlord such security against any such lien, encumbrance or charge as Landlord shall reasonably request and (C) such contest shall not subject any Indemnified Party to the risk of any civil or criminal liability. Tenant further agrees that it shall promptly, with due diligence and in good faith, in a commercially reasonable manner, prosecute each such contest to a final conclusion. Tenant shall in accordance with and subject to the limitations set forth in Section 14, indemnify and hold harmless the Indemnified Parties against, any and all Damages in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together will all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required hereunder.

     27.  Default Provisions.

     (a) Events of Default. Any of the following occurrences or acts shall constitute an event of default (herein called an "Event of Default") under this
Lease:

          (i) Failure to Pay/Perform. If Tenant (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (A) fail to make any payment when due of Minimum Rent or of any Imposition or any insurance premium for any Required Insurance and such failure continues for five (5) days, or (B) fail to make any payment when due of any item of Additional Rent owing to Landlord not specified in the foregoing clause (A) and such failure continues for thirty (30) days following the date Tenant received any bill or invoice for such item, or (C) fail to observe or perform any other provision of Section 20 of this Lease for seven (7) days after notice of such failure has been given, or (D) fail to comply with any provision of Section 15, or (E) fail to observe or perform any other provision of this Lease for thirty (30) days after notice to Tenant of such failure has been given, provided, that in the case of any default referred to in this clause (E) which is reasonably susceptible of cure but cannot with diligence be cured within such 30-day period, then upon receipt by Landlord of a certificate from an executive officer of Tenant stating the reason such default cannot be cured within thirty (30) days, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period and provided that Tenant is proceeding with due diligence to cure such default, the time within which such failure may be cured shall be extended for such period, as may be necessary to complete the curing of the same with diligence (provided that, if such default has not been cured by the date one (1) year after notice to Tenant of its default, any extension of the cure period beyond such date (i) shall be conditioned on Tenant's demonstrating to Landlord that such failure to cure has had no adverse impact on the condition or value of the Premises, and (ii) shall be only for such period of time as such failure to cure continues to have no adverse impact on the condition or value of the Premises; or

          (ii) Breach of Representation/Warranty. If any representation or warranty of Tenant set forth in any notice, certificate, demand, request or other instrument delivered pursuant to, or in connection with, this Lease shall prove to be either false or misleading in any material respect as of the time when the same shall have been made and the existence of such false or misleading statement shall give rise to a default under any Mortgage (as defined below) or permit any Mortgagee (as defined below) to cause the indebtedness owing to it to become due and payable prior to its stated maturity; or

          (iii) Voluntary Bankruptcy, Etc. If Tenant shall file a petition commencing a voluntary case under the United States Bankruptcy Code (hereinafter called the "Bankruptcy Code") or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called "Bankruptcy Law") or if Tenant shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant's property, or (B) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due or(C) make a general assignment for the benefit of its creditors, or (D) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or otherwise filed against Tenant pursuant to any Bankruptcy Law, or (E) take any action in furtherance of any of the foregoing; or

          (iv) Involuntary Bankruptcy, Etc. If an order for relief against Tenant shall be entered in any involuntary case under the Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within sixty (60) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (A) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant, or (B) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant's property, or (C) any similar relief as to Tenant pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for sixty (60) days; or

     (b) Landlord's Rights/Remedies. If an Event of Default shall have happened and be continuing, Landlord shall have, in its sole discretion, the right to exercise any one or more of the following rights and remedies:

          (i) Terminate Lease. To give Tenant written notice of Landlord's intention to terminate the Term of this Lease on a date specified in such notice (which shall not be less than ten (10) days from the date of giving of such notice). Thereupon, the Term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant nonetheless shall remain liable as provided herein.

          (ii) Re-Enter, Etc. To (A) re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejections or otherwise and (B) remove all persons and property therefrom, whether or not the Lease has been terminated pursuant to clause(i) above, Tenant hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law. Landlord shall have no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the Term of this Lease unless a written notice of such intention be given to Tenant pursuant to clause(i) above.

          (iii) Relet, Etc. To the extent required by law, to use reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in its absolute discretion, may determine. Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

          (iv) Current Damages. In the event of re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Minimum Rent and Additional Rent, in each case to and including the date of such re-entry, repossession or removal; and, thereafter, until the Term has expired or has been terminated, Tenant shall, whether or not the Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages (A) all Minimum Rent and all Additional Rent as and when such amounts would be payable under this Lease by Tenant in the absence of any such re-entry, repossession or removal, together with all reasonable expenses of Landlord in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions related to balance of term, reasonable attorneys' fees and expenses (including, without limitation, fees and expenses of appellate proceedings if Landlord prevails), employee's expenses, alteration costs and expenses of preparation for such reletting), less (B) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 27(b)(iii) above. Notwithstanding the foregoing, in the event any such reletting is for a term longer than the balance of the Term, Tenant shall be responsible for only a proportionate part of the expenses based on the balance of the Term as compared to the fixed minimum term of the reletting. Tenant shall pay such liquidated and agreed current damages on the dates on which Minimum Rent would be payable under this Lease in the absence of such re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

          (v) Rental Value Damages. In the event of the termination of the Term by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any damages pursuant to clause (iv) above with respect to the period prior to such termination, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all liquidated and agreed current damages in respect of Minimum Rent and Additional Rent due beyond the date of such termination (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (A) the aggregate of all Minimum Rent and Additional Rent, in each case from the date of such termination for what is or would have been, in the absence of such termination, the then unexpired Term, discounted on a monthly basis at the then quoted semi-annual yields (which shall be converted to monthly yields) on U.S. Treasury securities maturing nearest the end of the Term (as if no termination had occurred) (the "Discount Rate") over (B) the then fair rental value of the Premises for the same period, discounted on a monthly basis at the Discount Rate. If any applicable law shall limit the amount of liquidated final damages to less than the foregoing amount, Landlord shall be entitled to the maximum amount allowable under such law. In no event will Landlord be obligated to pay any amount to Tenant or otherwise account to Tenant if the amount specified in clause (B) of this Section 27 (b)(v) is greater than the amount specified in clause (A) of this Section 27(b)(v). Tenant agrees that the credit provided to Tenant under clause (B) of this Section 27(b)(v) shall fulfill any obligation imposed by law on Landlord to mitigate its damages.

          (vi) Default Purchase. To accept Tenant's irrevocable purchase offer (the "Default Purchase Offer") to purchase the Premises (which offer Tenant shall be conclusively deemed to have made) at the price equal to the sum of (x) the amount applicable for the Minimum Rent Payment closest to the date of the Event of Default pursuant to Exhibit 23-1 attached hereto plus (y) the amount determined pursuant to the formula set forth in Exhibit 27 attached hereto (herein called the "Make-Whole Amount"). The Default Purchase Offer shall be deemed to contain a closing date which is sixty (60) days following the date of the Event of Default and the purchase shall be governed by the Closing Terms.

     (c) Tenant not Released. No termination of this Lease pursuant to Section 27(b)(i), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Section 27(b)(ii) or otherwise, and no reletting of the Premises or any part thereof pursuant to Section 27(b)(iii), shall relieve Tenant of either (i) its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting or (ii) any liabilities under this Lease which by express provision of this Lease survive such expiration, termination, repossession or reletting.

     28.  Additional Rights of Landlord.

     (a)  No Limitation, Waiver, Etc.  The rights and remedies set forth in
Section 27(b) may be exercised in any order and in any combination whatsoever. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute (provided, however, Landlord's rights and remedies under Section 27(a)(v) and Section 27(a)(vi) shall be deemed mutually exclusive and its exercise and satisfaction of rights and remedies under either said Section shall preclude its exercise of rights and remedies under the other Section). Without limiting the foregoing, in the event Tenant shall fail to perform any covenant, agreement or obligation on its part, and such failure shall constitute an Event of Default (or, if it does not yet constitute an Event of Default, shall in Landlord's reasonable judgment pose threat of harm to the Premises or of the incurring of liability by Landlord prior to the time it would constitute an Event of Default) Landlord shall have the right, but not the obligation, to take any such action (without any liability to Tenant whatsoever, and without waiving any default by Tenant or affecting Tenant's indemnification obligations) as Landlord may deem necessary or appropriate to remedy any circumstance or threatened circumstance occasioned by Tenant's failure, and all reasonable costs and expenses (including, without limitation, reasonable costs of litigation and reasonable attorneys' fees) incurred by Landlord in connection therewith shall constitute Additional Rent and shall be payable on demand by Landlord. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Minimum Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

     (b) Certain Waivers by Tenant. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereof after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

     (c) Bankruptcy or Insolvency. (i) In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of Sections 28(c)(ii) and 28(c)(iv) are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within sixty
(60) days after the filing of such petition or such additional time as provided by the court within such sixty (60) day period, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease upon the election of Landlord shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

          (ii) (A) In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within one hundred twenty (120) days from the date of the filing of the petition under Chapter 11 or the transfer thereto or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant's trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 of Chapter 11, shall be permitted or effective unless each of the following conditions has been satisfied:

               (1) Tenant's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

               (2) Tenant's trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with Assurance that within ten (10) days from the date of such assumption it will compensate Landlord, for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

               (3) Tenant's trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant's trustee or the debtor-in-possession under this Lease, and, if Tenant's trustee or the debtor-in-possession has provided such Assurance, Tenant's trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to three (3) installments of Minimum Rent (at the rate then payable) which shall be applied to installments of Minimum Rent in the inverse order in which such installments shall become due provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Landlord on the date each installment of Minimum Rent is payable a pro rata share of Tenant's annual obligations for additional rent and other sums pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this paragraph shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

               (4) The assumption of this Lease will not breach or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound.

               (B) For purposes of this Section 28(c), Landlord and Tenant acknowledge that "Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant's trustee or the debtor-in-possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, within the time periods set forth above.

          (iii)  In the event that this Lease is assumed in accordance with
Section 28(c)(ii) and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of its election to so terminate within thirty
(30) days after the occurrence of any such event.

          (iv) If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of Sections 28(c)(i) or 28(c)(ii) for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (Assignee) has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein, "adequate assurance of future performance" shall mean no less than that each of the following conditions has been satisfied:

               (1) the Assignee has furnished Landlord with either (i) (x) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease and (y) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth equal to or exceeding the credit rating and net worth of Tenant as of the date hereof.

               (2) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

               (3) The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the Assignee) under this Lease.

          (v) When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Minimum Rent, additional rent and other sums payable by Tenant under this Lease.

          (vi) Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord or rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

          (vii) In the event of an assignment of Tenant's interests pursuant to this Section 28(c), the right of Assignee to extend the term of this Lease for an extended term beyond the then term of this Lease shall be extinguished.

     29.  Notices, Demands and Other Instruments.

     All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease (any of which herein called a "notice")shall be in writing and shall be deemed to have been properly given if sent by (i) certified mail, return receipt requested, postage prepaid, (ii) or sent by telegram, overnight express courier, or (iii) delivery by hand, addressed as follows (in case of clauses (i) through (iii) or (iv) telephonic facsimile transmission (fax) (followed by a confirmation hard copy) to the following fax numbers:

     If to Tenant:

     Nine West Group Inc.
     9 West Broad Street
     Stamford, Connecticut 06902
     Attn:  Mr. Alexander V. Del Cielo
          Executive Vice President - Operations
     Telephone:  203 -328-4366
     Telecopier: 203 -978-6020

     With a copy to:

     Nine West Group Inc.
     9 West Broad Street
     Stamford, Connecticut 06902
     Attn:  Joel K. Bedol, Esquire
            Senior Vice President/General Counsel
     Telephone:  203 -328-4386
     Telecopier: 203 -978-6020

     and

     Nine West Group Inc.
     9 West Broad Street
     Stamford, Connecticut  06902
     Attn:  Robert C. Galvin
            Executive Vice President and Chief Financial Officer
     Telephone:  203 -328-4373
     Telecopier: 203 -978-6020

     If to Landlord:

     c/o Westpark Associates
     445 Broad Hollow Road
     Melville, New York 11747
     Attn:  Charles R. Feinbloom, Esquire
            Lawrence A. Levine, Esquire
     Telephone: 516-293-7800
     Telecopier:516-293-7886

Any notice so sent shall be deemed conclusively to have been received by the addressee at the following time: (A) certified mail - on the third (3rd) day after deposit in the mail unless earlier actual receipt is shown; (B) overnight express courier - on the next Business Day following deposit with the courier;
(C) hand delivery - on any Business Day actually delivered to addressee; and (D) fax - on the date of transmission (if such date is a Business Day), unless transmission is completed later than 5:00 p.m., recipient's local time, in which case receipt shall be effective the next Business Day. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon five (5) days written notice thereof, similarly given, to the other party. Notwithstanding anything herein to the contrary, for any notice by Tenant to Landlord to be effective, copies of such notices to Landlord must be given simultaneously to any First Mortgagee of which Tenant has received notice pursuant to Section 31 hereof at the address and/or fax number specified by such First Mortgagee.

     30.  Transfer by Landlord.

     Upon any transfer by Landlord of its estate in the Premises, Landlord making such transfer shall be released from the responsibility for the performance of any liabilities and obligations which shall arise under the terms, covenants and conditions of this Lease subsequent to the date of any such transfer. In the event that Landlord transfers its interest in this Lease, Tenant agrees to attorn to such assignee or transferee with respect to Tenant's obligations under this Lease.

     31.  Mortgaging by Landlord.
     (a) Right to Mortgage, Etc. Tenant acknowledges that Landlord may grant one or more mortgages, deeds of trust or like security interests in the Premises and this Lease and in connection therewith (whether in the mortgage instrument and/or in any separate instrument of assignment) assign its interest in this Lease and all rents and other amounts payable hereunder (any of which, grants and assignments, as modified, amended, extended, or restated from time to time, a "Mortgage") to one or more mortgagees, deed of trust trustees or other grantees and assignees (individually, together with each holder of any note, bond or other obligation secured thereby, and all such persons' successors and assigns, a "Mortgagee"). Landlord shall cause each Mortgage (other than the PILOT Mortgage) to contain a provision providing in substance that (i) any exercise by Mortgagee of any consent or approval under its Mortgage, including any approval deemed to have been given as a result of inaction by Landlord or such Mortgagee, which relates to any provision of this Lease where Landlord has a right of consent or approval, shall be subject to the same standards as are provided in this Lease for exercise thereof by Landlord; and (ii) the Mortgagee, and any assignee of the Mortgagee by such assignee's acceptance of the benefit of such Mortgage, shall be subject to and be deemed to have agreed to such standards for the benefit of the Tenant. Without limiting the foregoing or any right or remedy Tenant may have against Landlord, Landlord hereby grants to Tenant an irrevocable power of attorney to enforce against any Mortgagee all rights and remedies of Landlord in respect of any provision of the type described in clause (i) above. Unless a Mortgagee elects in writing that this Lease shall be superior to its Mortgage, this Lease (and each right, option and power granted Tenant under this Lease, including without limitation any option or right of refusal (if any is granted by this Lease) with respect to purchase of the Premises or any portion thereof) shall be subordinate to each Mortgage, provided that Tenant receives from the Mortgagee an agreement to the effect that, (x) if such Mortgagee becomes the owner of the Premises by foreclosure, deed in lieu of foreclosure or otherwise, this Lease shall remain in effect and Tenant's possession of the Premises will not be disturbed so long as no Event of Default shall have occurred and be continuing and Tenant pays all Minimum Rent, Additional Rent and any other sums payable hereunder as and when due and otherwise timely complies with and performs all Tenant's obligations under this Lease, (y) so long as this Lease is in force and effect, such Mortgagee shall cause all property insurance proceeds and condemnation awards received by it as a result of any Casualty or Taking to be paid, applied and made available for restoration in accordance with the provisions of Section 21 and 22 of this Lease; and (z) any exercise by Mortgagee of any consent or approval of the type described in clause (i) of the immediately preceding sentence shall be subject to the standards provided in said clause (i), provided further, Tenant acknowledges that any such agreement shall contain such provisions for the protection and benefit of such Mortgagee as are typically contained in a "subordination, non-disturbance and attornment agreement" utilized by institutional commercial mortgage lenders, including, without limitation, a provision that Tenant agrees to attorn to such Mortgagee or other transferee upon a transfer of title by reason of foreclosure of such Mortgage or deed in lieu of foreclosure thereof, and provisions to the effect of the matters set forth in Section 31(b), (c) and (d), and such other provisions as such Mortgagee may reasonably require. At the direction of Landlord, Tenant shall execute any such agreement provided by a Mortgagee, provided, however, that such agreement
shall be in form and substance reasonably acceptable to Tenant.   In connection
with any proposed transfer, pledge or mortgage of Landlord's fee interest in the Premises or any portion of the interests in Landlord, Tenant shall, within fifteen (15) days after Landlord's written request therefor, provide Landlord and the proposed transferee and/or Mortgagee with confirmation in writing that Tenant shall recognize such transferee and Mortgagee as such in the event of the consummation of the transaction described in such notice.

     (b) First Mortgage. "First Mortgage" means any Mortgage which constitutes a first mortgage lien on the Premises (but shall not include the Pilot Mortgage constituting part of the Project Documents), and "First Mortgagee" means each Mortgagee which is the beneficiary of a First Mortgage. Tenant acknowledges in respect of each First Mortgage, that the First Mortgagee thereunder is a direct assignee of the Landlord's interest under this Lease pursuant to an absolute assignment of this Lease and all rents and other amounts payable hereunder, and agrees, for the benefit of the First Mortgagee thereunder, (i) that all payments of Minimum Rent and Additional Rent owing to Landlord, all property insurance proceeds and all condemnation awards (subject to the provisions of Sections 21 and 22 concerning application thereof), all amounts payable in consideration for or in respect of any termination of this Lease prior to the end of the then current Term, and all amounts payable in respect of any conveyance of the Premises to Tenant pursuant to any provision of this Lease, shall be made as set forth in a written direction given by Landlord to Tenant and approved in writing by the First Mortgagee, (ii) that Tenant shall not be credited with any such payment not made as set forth in said direction, (iii) that, except as otherwise stated in said direction or in the First Mortgage or any assignment of this Lease in connection with the First Mortgage, no consent, approval or determination permitted to be given or made by Landlord, and no right, power or remedy permitted to be exercised by Landlord, under this Lease may be given, made or exercised (as the case may be) without the prior written consent of the First Mortgagee (provided that any exercise by First Mortgagee of any such consent, approval, determination, right, power or remedy of Landlord shall be subject to the same standards as are provided in this Lease for exercise thereof by Landlord), and (iv) that no subsequent direction by Landlord shall be honored by Tenant until Tenant receives written notice from the First Mortgagee that either (A) said First Mortgage has been released of record or (B) the First Mortgagee has consented to such subsequent direction. At the request of Landlord, in respect of each First Mortgage, and for the benefit of the First Mortgagee thereunder, Tenant shall execute such written instrument as the First Mortgagee may reasonably require acknowledging the foregoing.

     (c) Mortgagee/Assignee Not Liable, Etc. "Assignee" means any Mortgagee which acquires title to the Premises, whether by foreclosure of a Mortgage or pursuant to a deed in lieu thereof or otherwise, any successor to such Mortgagee, including without limitation, any person which acquires title to the Premises from such Mortgagee, and any purchaser of the Premises at a foreclosure sale in respect of a Mortgage (or transferee pursuant to a deed in lieu of such a foreclosure). No Assignee shall be obligated to perform, or otherwise be liable in any way for, (i) any representation or warranty of any kind made by any Landlord, or (ii) any other obligation of any Landlord (except for such obligations that arise from such Assignee's failure to perform any duty, covenant or condition required by this Lease to be performed by Landlord after the time such Assignee acquires title to the Premises). Tenant and Landlord, by their respective executions hereof each acknowledge and agree that notwithstanding any such foreclosure, deed in lieu of foreclosure, or other transfer, each and all of such duties, covenants or conditions required to have been performed by Landlord prior to such transfer shall survive any such transfer and shall be and remain the sole liability of Landlord. No Assignee shall be obligated to account for or be subject to any offset in respect of any payment of rent made in advance of the due date thereof unless and then only to the extent such rental payment is actually received by such person. Without limiting the foregoing, Tenant acknowledges and agrees that the rights of all Assignees, in and to Minimum Rent, Additional Rent owing to Landlord and all other amounts payable under this Lease shall not be subject to any abatement whatsoever, or be subject to any defense, set off, counterclaim, recoupment, deferment, diminution or reduction of any kind by reason of any event or circumstance whatsoever, whether occurring on, after or prior to the date upon which any such Assignee acquired title to the Premises. Tenant shall pay on demand all reasonable fees and expenses of any Mortgagee and its attorneys which are payable by Landlord pursuant to the terms of the Mortgage and which arise by reason of any request by Tenant for any amendment or modification of, or waiver or consent relating to, the terms of this Lease or otherwise affecting the Premises.

     (d)  Additional Mortgagee Provisions.

          (i) Required Consent. Landlord and Tenant agree that no First Mortgagee shall be bound or affected by any of the following (whether purported to be effected by written or oral agreement, consent, course of dealing, or otherwise) which occurs without the express, prior written consent of such First
Mortgagee: (A) any surrender of the Premises or any portion thereof, or any cancellation or termination of this Lease or the Term hereof, or any other alteration of the Term of this Lease, or any agreement to do any of the foregoing (except any termination expressly provided for in Section 4(b) or in Section 23) or; (B) any modification or amendment to this Lease which could have the effect of (1) altering the amount of any Minimum Rent, Additional Rent or other sum payable by Tenant hereunder, or the time, circumstances or manner of payment thereof, (2) imposing any material obligation on Landlord, (3) eliminating or diminishing, or altering the time for performance of, any material obligation of Tenant, or (4) diminishing in any way the economic value of this Lease as security for the obligations secured by the First Mortgage benefitting such First Mortgagee.

          (ii) Right to Cure. Notwithstanding anything to the contrary contained in this Lease (and without admitting Tenant has any such rights as hereafter described),Tenant hereby agrees that in the event of any default by Landlord under any obligation on its part under this Lease (a "Landlord Default"), which Tenant claims would give Tenant the right, either immediately or after the lapse of a period of time, to terminate this Lease, or to claim a partial or total eviction, or to reduce any rent or other amount payable hereunder, Tenant will not seek to exercise any such right until it has given notice of such Landlord Default to First Mortgagee and provided to First Mortgagee such period of time after such notice as may be reasonably necessary to cure such Landlord Default, as long as First Mortgagee has commenced and is diligently pursuing remedies to cure such Landlord Default. Tenant shall also give a copy of any such notice hereunder to any successor to First Mortgagee's interest under the First Mortgage, provided that First Mortgagee or such successor notifies Tenant of the name and address of the party Tenant is to notify. If in attempting to cure any such Landlord Default, First Mortgagee requires access to the Premises, Tenant shall provide such access at all reasonable times and upon reasonable prior notice. Nothing in this Section 31(d)(ii) shall be construed as (A) creating any right on the part of Tenant to terminate this Lease, claim any eviction, or reduce any rent or other amount payable under this Lease; (B) obligating any First Mortgagee to cure any Landlord Default; or (C) releasing or diminishing any obligation of Tenant under this Lease.

          (iii) Benefit. All provisions of this Lease providing for any right of approval or consent by any Mortgagee, limiting any liability of any Mortgagee, providing for indemnification of any Mortgagee, granting any right to cure or other right or remedy to any Mortgagee, or otherwise conferring any benefit or protection on any Mortgagee, are made by Landlord and Tenant for the express and intended benefit of each Mortgagee, its successors and assigns, as an inducement to each such Mortgagee to provide the financing secured by its Mortgage, and with the intent that each Mortgagee may rely thereon. No amendment or modification of this Lease which could have the effect of altering any such provision shall be effective without the express prior written consent of each Mortgagee which could be affected thereby.

     32.  Estoppel Certificate.

     Tenant shall at any time and from time to time, within thirty (30) days after written request by Landlord or any First Mortgagee, execute, acknowledge and deliver to such requesting party an executed Tenant estoppel certificate substantially to the following effect: (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification, or if Tenant claims this Lease is not in full force and effect in any respect, so specifying); (b) the date the Term commenced and the date the Term will end (disregarding any unexercised renewal rights), the Minimum Rent due and payable for each year of the then current Term, and the date to which Minimum Rent has been paid; (c) whether or not there is any existing default by the Tenant in the payment of any Minimum Rent or Additional Rent, and whether or not there is any other existing default by Tenant, or to the knowledge of Tenant any existing default by Landlord, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not Tenant claims any set offs, defenses or counterclaims against enforcement of the obligations to be performed by Tenant under this Lease, and if so the basis for such claims, (e) whether to the knowledge of Tenant there are any actions or proceedings pending against the Premises before any governmental authority to condemn the Premises or any portion thereof or any interest therein and whether, to the knowledge of Tenant, any such actions or proceedings have been threatened, and if so specifying the nature and extent thereof (f) whether there exists any unrepaired damage to the Premises from fire or other casualty and if so specifying the nature and extent thereof, (g) whether Tenant is a party to any sublease or other arrangement permitting any person to use or occupy any or the Premises, and if so specifying the nature and extent thereof (h) whether to the knowledge of Tenant any breach, violation or default by Tenant or concerning the Premises exists with respect to any Legal Requirements and whether Tenant has received notice from any person claiming any such breach, violation or default, and if so, specifying the nature thereof, (i) that all representations and warranties made by Tenant in the Lease and all financial information provided by the Reporting Person are true and complete in all material respects, or if not specifying those matters which are not true and complete, and (j) such other items that may be reasonably requested. Any such certificate may be relied upon by any First Mortgagee, prospective purchaser or prospective First Mortgagee of the Premises. In addition, Tenant will obtain and submit, at Tenant's expense, such certificates, opinions of counsel and other documents, including without limitation, estoppel certificates of and opinions of counsel with respect to any guarantor of Tenant's obligations under this Lease, as may be reasonably requested by Landlord or First Mortgagee for the benefit of any such prospective purchaser or First Mortgagee.

     33.  No Merger.

     There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or any interest in this Lease as well as the fee estate in the Premises or any portion thereof.

     34.  Surrender.

     Upon the termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the same condition in which they were received from Landlord at the commencement of this Lease, except as altered, repaired or restored as permitted or required by this Lease, and except for ordinary wear and tear arising by reason of any permitted use. Provided that Tenant is not in default hereunder, Tenant shall remove from the Premises prior to or within a reasonable time (not to exceed fifteen (15) days) after such termination all property not owned by Landlord, and, at Tenant's expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Landlord. Landlord may thereafter cause such property to be removed and disposed of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease, all fixtures (other than Tenant's trade fixtures), including, but not limited to, the heating, ventilation, air conditioning, plumbing, electrical and security systems, and restaurant or eating facilities shall remain on the Premises and shall become the property of Landlord.

     35.  Severability.

     Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

     36.  Savings Clause.

     No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

     37.  Binding Effect; Benefit.

     All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant.

     38.  Memorandum of Lease.

     Simultaneously with the execution and delivery hereof, Landlord and Tenant shall enter into and record, at Tenant's expense, a memorandum of this Lease in the form of Exhibit 38 attached hereto.

     39.  Table of Contents; Headings.

     The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

     40.  Governing Law.

     This Lease shall be governed by and interpreted under the laws of the state in which the Premises are located.

     41.  Lease.

     "Lease" means this Lease, as amended and modified from time to time, together with any memorandum or short form of Lease entered into for the purpose of recording. This Lease constitutes the fully integrated agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes all prior negotiations and understandings. No amendment, modification, cancellation, termination of this Lease or surrender of the Premises or any part thereof shall be effective unless (i) it is contained in a written instrument signed by Landlord and Tenant, and (ii) has been consented to in writing by any First Mortgagee in its sole discretion to the extent such consent shall be required pursuant to the provisions of clause (i) of Section 31(d).

     42.  Assignment of Intangibles.

     No later than ninety (90) days following the expiration or earlier termination of this Lease, Landlord may request in a written notice to Tenant that Tenant assign to Landlord, effective as of such expiration or earlier termination of the Term, all rights of Tenant in and to such intangible personal property used by Tenant in connection with the Premises as is designated by Landlord in such notice, (provided, however, that the intangible personal property so designated by Landlord is integral to the occupancy or customarily used by occupants in connection with the occupancy of the land or the operation of the buildings, structures and improvements thereon as such, as opposed to the occupants' business operations conducted therein or therefrom) including, without limitation, any contract rights, guaranties, licenses, permits, registrations and warranties (including without limitation licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Materials on or about the Premises to the extent such licenses, permits and registrations may be assigned to Landlord) but excluding any trade names, service marks or corporate names used by Tenant in the operation of its business. Except any obligation of Tenant to Landlord under this Lease which by the terms of this Lease survives the termination or expiration of this Lease, including without limitation Tenant's indemnity obligations under this Lease, Landlord shall assume any future obligations of Tenant in respect of any such assigned intangible personal property in form reasonably acceptable to Landlord and Tenant. Tenant shall execute such assignments and/or bills of sale of the intangible personal property as Landlord may reasonably request, provided the same do not impose any additional liability on Tenant and are otherwise reasonably acceptable to Tenant. The obligations of Tenant under this Section 42 shall survive the expiration or earlier termination of this Lease.

     43.  Exhibits.

     The following Exhibits attached hereto are hereby incorporated by reference in this Lease and made a part hereof:

          Exhibit 1           Legal Description of Land
          Exhibit 1-A         Plat Depicting Premises
          Exhibit 4           Early Termination Fee
          Exhibit 5           Primary Term Minimum Rent
          Exhibit 6           Procedure to Determine Renewal Term Minimum Rent
          Exhibit 23-A        Listed Title Matters
          Exhibit 23-1        Schedule of Applicable Amounts
          Exhibit 27          Make-Whole Amount Formula
          Exhibit 38          Form of Memorandum of Lease

     44.  Exculpatory Clause.

     Notwithstanding any provision of this Lease to the contrary, the liability of Landlord (including, without limitation, each assignee, purchaser and/or transferee of Landlord's interest in this Lease) under and with respect to this Lease shall be limited to the interest of Landlord in the Premises, any judgment in favor of Tenant or any party claiming by, through or under Tenant against Landlord shall be collectible only out of Landlord's interest in the Premises, and in no event shall any judgment for damages be entered against Landlord which is in excess of the value of such interest.

     45.  Counterparts.

     This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to each other.

     46.  Holding Over.

     If Tenant, or any person claiming by, through or under Tenant, shall remain in occupancy of the Premises, or any portion thereof, following expiration of the Term, including, but not limited to, any personal property or fixtures left by Tenant upon expiration of the Term, then at Landlord's option (but without limiting any rights or remedies available to Landlord) this Lease shall constitute a month-to-month tenancy on all of the same terms, covenants and conditions contained in this Lease, except that the Minimum Rent payable during such month-to-month tenancy shall be at a rate equal to two (2) times the Minimum Rent which was last in effect immediately prior to expiration of the Term.

     47.  Effect of Certain Approvals, Etc.

     No examination, inspection or approval by Landlord or any First Mortgagee of any plans and specifications, other documentation, or of any construction work, relating to any alterations, additions, repairs or restoration to the Premises made or caused to be made by Tenant (whether pursuant to any of Sections 19, 21, or 22 or otherwise) shall be deemed to constitute any approval by Landlord or First Mortgagee as to the legal sufficiency, safety, structural integrity or other adequacy of any such work, and neither Landlord nor any First Mortgagee shall have any liability to Tenant or any other person in any way with respect to any such work or any matter related thereto, all of which shall be the sole responsibility of Tenant.

     48.  Brokers.

     Tenant and Landlord each represents and warrants to the other that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent except for Rostenberg-Doern Company, Inc. and R.S. Silver & Company (herein collectively called the "Broker(s)") in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Tenant and Landlord each shall indemnify, defend and hold the other harmless from and against any costs (including, but not limited to, court costs and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent other than the Broker(s) listed above in this Section 48 with respect to this Lease which arises out of any agreement or dealings, or alleged agreement or dealings, between Tenant or Landlord (as the case may be) and any such agent or broker. Landlord agrees to pay any commission to said Broker(s) listed above in this Section 48 in accordance with a separate letter agreement.

     49.  Waiver of Jury Trial.

     Landlord and Tenant irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this lease.

     50. Landlord's Assignment of Certain Rights. (a) Landlord hereby covenants that it shall not elect to treat the Overlease Agreement as terminated under 11 U.S.C. Section 365(h) or any similar or successor law or right without the written consent of Tenant and hereby assigns to Tenant the sole and exclusive right to make or refrain from making any such election, in conformity with and as limited by Section 3.9(i) of the Overlease, and Landlord agrees that any such election, if made by Landlord, shall be void and of no force and effect. In furtherance of the foregoing, Landlord hereby assigns to Tenant the sole and exclusive right to exercise its rights under subsection 3.9(i) of the Overlease provided, however, that Tenant may not, without the prior written consent of Landlord (which may not unreasonably be withheld), exercise any such rights of Landlord if such exercise by Tenant would subject Landlord to any liability or expense (provided that no such consent of Landlord shall be required with respect to liabilities and expenses that are not material and which are assumed by Tenant under this Lease) or impair Landlord's rights to a reversion of title to the Premises or the quality or extent of Landlord's title to the Premises (other than to a de minimis degree) upon the occurrence of such reversion.







     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

ATTEST/WITNESS:               LANDLORD:

                              WESTPARK I LLC, a Delaware
                              limited liability company,
                              By:  a Member, Westpark Associates,
                              a New York general partnership,


/s/ Dean Erger                By: /s/ Lawrence A. Levine
-------------------               ----------------------  (SEAL)
Name: Dean Erger              Name: Lawrence A. Levine
     --------------
Title:                        Title: General Partner
     --------------
                              By:  Levine Family Melville Trust
                                   Rachel Laser Special Trust
                                   Adam Laser Special trust
                                   Jessica Laser Special trust
                                   Seth Hanlon Special Trust
                                   Gregory Hanlon Special Trust
                                   Rebecca Giat Special Trust
                                   Julian Giat Special Trust
                                   Cagen Youngest Grandchildren Trust
                                   Cagen Youngest Grandchildren Trust II,
                                   each a General Partner

/s/ Dean Erger                     By: /s/ Charles R. Feinbloom
---------------------                  --------------------(SEAL)
Name: Dean Erger                   Name: Charles R. Feinbloom
     ----------------
Title:                             Title: Trustee
      ---------------


                                   TENANT:

                                   NINE WEST GROUP INC., a Delaware corporation



/s/ Philip A. Gosch                By: /s/ Alexander V. Del Cielo
--------------------               ------------------------
Name: Philip A. Gosch              Name:  Alexander V. Del Cielo
     ---------------
Title:                             Title: Executive Vice President - Operations
      --------------

                                   EXHIBIT 5

                           PRIMARY TERM MINIMUM RENT



Exhibit 5

Date                 Month                Minimum Rent
----                 -----                ------------
3/1/1997               1                       0.00
4/1/1997               2                       0.00
5/1/1997               3                       0.00
6/1/1997               4                       0.00
7/1/1997               5                       0.00
8/1/1997               6                       0.00
9/1/1997               7                       0.00
10/1/1997              8                       0.00
11/1/1997              9                       0.00
12/1/1997              10                      0.00
1/1/1998               11                      0.00
2/1/1998               12                      0.00
3/1/1998               13                   440,973.53
4/1/1998               14                   440,973.53
5/1/1998               15                   440,973.53
6/1/1998               16                   440,973.53
7/1/1998               17                   440,973.53
8/1/1998               18                   440,973.53
9/1/1998               19                   440,973.53
10/1/1998              20                   440,973.53
11/1/1998              21                   440,973.53
12/1/1998              22                   440,973.53
1/1/1999               23                   440,973.53
2/1/1999               24                   440,973.53
3/1/1999               25                   440,973.53
4/1/1999               26                   440,973.53
5/1/1999               27                   440,973.53
6/1/1999               28                   440,973.53
7/1/1999               29                   440,973.53
8/1/1999               30                   440,973.53
9/1/1999               31                   440,973.53
10/1/1999              32                   440,973.53
11/1/1999              33                   440,973.53
12/1/1999              34                   440,973.53
1/1/2000               35                   440,973.53
2/1/2000               36                   440,973.53
3/1/2000               37                   440,973.53
4/1/2000               38                   440,973.53
5/1/2000               39                   440,973.53
6/1/2000               40                   440,973.53
7/1/2000               41                   440,973.53

EXHIBIT 5

Date                 Month                Minimum Rent
----                 -----                ------------
8/1/2000               42                   440,973.53
9/1/2000               43                   440,973.53
10/1/2000              44                   440,973.53
11/1/2000              45                   440,973.53
12/1/2000              46                   440,973.53
1/1/2001               47                   440,973.53
2/1/2001               48                   440,973.53
3/1/2001               49                   440,973.53
4/1/2001               50                   440,973.53
5/1/2001               51                   440,973.53
6/1/2001               52                   440,973.53
7/1/2001               53                   440,973.53
8/1/2001               54                   440,973.53
9/1/2001               55                   440,973.53
10/1/2001              56                   440,973.53
11/1/2001              57                   440,973.53
12/1/2001              58                   440,973.53
1/1/2002               59                   440,973.53
2/1/2002               60                   440,973.53
3/1/2002               61                   440,973.53
4/1/2002               62                   440,973.53
5/1/2002               63                   440,973.53
6/1/2002               64                   440,973.53
7/1/2002               65                   440,973.53
8/1/2002               66                   440,973.53
9/1/2002               67                   440,973.53
10/1/2002              68                   440,973.53
11/1/2002              69                   440,973.53
12/1/2002              70                   440,973.53
1/1/2003               71                   440,973.53
2/1/2003               72                   440,973.53
3/1/2003               73                   440,973.53
4/1/2003               74                   440,973.53
5/1/2003               75                   440,973.53
6/1/2003               76                   440,973.53
7/1/2003               77                   440,973.53
8/1/2003               78                   440,973.53
9/1/2003               79                   440,973.53
10/1/2003              80                   440,973.53
11/1/2003              81                   440,973.53
12/2/2003              82                   440,973.53
1/1/2004               83                   440,973.53
2/1/2004               84                   440,973.53
3/1/2004               85                   440,973.53
4/1/2004               86                   440,973.53
5/1/2004               87                   440,973.53
6/1/2004               88                   440,973.53

EXHIBIT 5

Date                 Month                Minimum Rent
----                 -----                ------------
7/1/2004               89                   440,973.53
8/1/2004               90                   440,973.53
9/1/2004               91                   440,973.53
10/1/2004              92                   440,973.53
11/1/2004              93                   440,973.53
12/1/2004              94                   440,973.53
1/1/2005               95                   440,973.53
2/1/2005               96                   440,973.53
3/1/2005               97                   440,973.53
4/1/2005               98                   440,973.53
5/1/2005               99                   440,973.53
6/1/2005               100                  440,973.53
7/1/2005               101                  440,973.53
8/1/2005               102                  440,973.53
9/1/2005               103                  440,973.53
10/1/2005              104                  440,973.53
11/1/2005              105                  440,973.53
12/1/2005              106                  440,973.53
1/1/2006               107                  440,973.53
2/1/2006               108                  440,973.53
3/1/2006               109                  440,973.53
4/1/2006               110                  440,973.53
5/1/2006               111                  440,973.53
6/1/2006               112                  440,973.53
7/1/2006               113                  440,973.53
8/1/2006               114                  440,973.53
9/1/2006               115                  440,973.53
10/1/2006              116                  440,973.53
11/1/2006              117                  440,973.53
12/1/2006              118                  440,973.53
1/1/2007               119                  440,973.53
2/1/2007               120                  440,973.53
3/1/2007               121                  440,973.53
4/1/2007               122                  440,973.53
5/1/2007               123                  440,973.53
6/1/2007               124                  440,973.53
7/1/2007               125                  440,973.53
8/1/2007               126                  440,973.53
9/1/2007               127                  440,973.53
10/1/2007              128                  440,973.53
11/1/2007              129                  440,973.53
12/1/2007              130                  440,973.53
1/1/2008               131                  440,973.53
2/1/2008               132                  440,973.53
3/1/2008               133                  440,973.53
4/1/2008               134                  440,973.53
5/1/2008               135                  440,973.53
EXHIBIT 5

Date                 Month                Minimum Rent
----                 -----                ------------
6/1/2008               136                  440,973.53
7/1/2008               137                  440,973.53
8/1/2008               138                  440,973.53
9/1/2008               139                  440,973.53
10/1/2008              140                  440,973.53
11/1/2008              141                  440,973.53
12/1/2008              142                  440,973.53
1/1/2009               143                  440,973.53
2/1/2009               144                  440,973.53
3/1/2009               145                  440,973.53
4/1/2009               146                  440,973.53
5/1/2009               147                  440,973.53
6/1/2009               148                  440,973.53
7/1/2009               149                  440,973.53
8/1/2009               150                  440,973.53
9/1/2009               151                  440,973.53
10/1/2009              152                  440,973.53
11/1/2009              153                  440,973.53
12/1/2009              154                  440,973.53
1/1/2010               155                  440,973.53
2/1/2010               156                  440,973.53
3/1/2010               157                  440,973.53
4/1/2010               158                  440,973.53
5/1/2010               159                  440,973.53
6/1/2010               160                  440,973.53
7/1/2010               161                  440,973.53
8/1/2010               162                  440,973.53
9/1/2010               163                  440,973.53
10/1/2010              164                  440,973.53
11/1/2010              165                  440,973.53
12/1/2010              166                  440,973.53
1/1/2011               167                  440,973.53
2/1/2011               168                  440,973.53
3/1/2011               169                  440,973.53
4/1/2011               170                  440,973.53
5/1/2011               171                  440,973.53
6/1/2011               172                  440,973.53
7/1/2011               173                  440,973.53
8/1/2011               174                  440,973.53
9/1/2011               175                  440,973.53
10/1/2011              176                  440,973.53
11/1/2011              177                  440,973.53
12/1/2011              178                  440,973.53
1/1/2012               179                  440,973.53
2/1/2012               180                  440,973.53
3/1/2012               181                  440,973.53

EXHIBIT 5

Date                 Month                Minimum Rent
----                 -----                ------------
4/1/2012               182                  440,973.53
5/1/2012               183                  440,973.53
6/1/2012               184                  440,973.53
7/1/2012               185                  440,973.53
8/1/2012               186                  440,973.53
9/1/2012               187                  440,973.53
10/1/2012              188                  440,973.53
11/1/2012              189                  440,973.53
12/1/2012              190                  440,973.53
1/1/2013               191                  440,973.53
2/1/2013               192                  440,973.53
3/1/2013               193                  440,973.53
4/1/2013               194                  440,973.53
5/1/2013               195                  440,973.53
6/1/2013               196                  440,973.53
7/1/2013               197                  440,973.53
8/1/2013               198                  440,973.53
9/1/2013               199                  440,973.53
10/1/2013              200                  440,973.53
11/1/2013              201                  440,973.53
12/1/2013              202                  440,973.53
1/1/2014               203                  440,973.53
2/1/2014               204                  440,973.53
3/1/2014               205                  440,973.53
4/1/2014               206                  440,973.53
5/1/2014               207                  440,973.53
6/1/2014               208                  440,973.53
7/1/2014               209                  440,973.53
8/1/2014               210                  440,973.53
9/1/2014               211                  440,973.53
10/1/2014              212                  440,973.53
11/1/2014              213                  440,973.53
12/1/2014              214                  440,973.53
1/1/2015               215                  440,973.53
2/1/2015               216                  440,973.53
3/1/2015               217                  440,973.53
4/1/2015               218                  440,973.53
5/1/2015               219                  440,973.53
6/1/2015               220                  440,973.53
7/1/2015               221                  440,973.53
8/1/2015               222                  440,973.53
9/1/2015               223                  440,973.53
10/1/2015              224                  440,973.53
11/1/2015              225                  440,973.53
12/1/2015              226                  440,973.53


EXHIBIT 5

Date                 Month                Minimum Rent
----                 -----                ------------

1/1/2016               227                  440,973.53
2/1/2016               228                  440,973.53
3/1/2016               229                  440,973.53
4/1/2016               230                  440,973.53
5/1/2016               231                  440,973.53
6/1/2016               232                  440,973.53
7/1/2016               233                  440,973.53
8/1/2016               234                  440,973.53
9/1/2016               235                  440,973.53
10/1/2016              236                  440,973.53
11/1/2016              237                  440,973.53
12/1/2016              238                  440,973.53
1/1/2017               239                  440,973.53
2/1/2017               240                  440,973.53
3/1/2017               241                  389,363.75
4/1/2017               242                  389,363.75
5/1/2017               243                  389,363.75
6/1/2017               244                  389,363.75
7/1/2017               245                  389,363.75
8/1/2017               246                  389,363.75
9/1/2017               247                  389,363.75
10/1/2017              248                  389,363.75
11/1/2017              249                  389,363.75
12/1/2017              250                  389,363.75
1/1/2018               251                  389,363.75
2/1/2018               252                  389,363.75
3/1/1028               253                  389,363.75
4/1/2018               254                  389,363.75
5/1/2018               255                  389,363.75
6/1/2018               256                  389,363.75
7/1/2018               257                  389,363.75
8/1/2018               258                  389,363.75
9/1/2018               259                  389,363.75
10/1/2018              260                  389,363.75
11/1/2018              261                  389,363.75
12/1/2018              262                  389,363.75
1/1/2019               263                  389,363.75
2/1/2019               264                  389,363.75
3/1/2019               265                  389,363.75
4/1/2019               266                  389,363.75
5/1/2019               267                  389,363.75
6/1/2019               268                  389,363.75
7/1/2019               269                  389,363.75
8/1/2019               270                  389,363.75
9/1/2019               271                  389,363.75
10/1/2019              272                  389,363.75

EXHIBIT 5

Date                 Month                Minimum Rent
----                 -----                ------------

11/1/2019              273                  389,363.75
12/1/2019              274                  389,363.75
1/1/2020               275                  389,363.75
2/1/2020               276                  389,363.75
3/1/2020               277                  389,363.75
4/1/2020               278                  389,363.75
5/1/2020               279                  389,363.75
6/1/2020               280                  389,363.75
7/1/2020               281                  389,363.75
8/1/2020               282                  389,363.75
9/1/2020               283                  389,363.75
10/1/2020              284                  389,363.75
11/1/2020              285                  389,363.75
12/1/2020              286                  389,363.75
1/1/2021               287                  389,363.75
2/1/2021               288                  389,363.75
3/1/2021               289                  389,363.75
4/1/2021               290                  389,363.75
5/1/2021               291                  389,363.75
6/1/2021               292                  389,363.75
7/1/2021               293                  389,363.75
8/1/2021               294                  389,363.75
9/1/2021               295                  389,363.75
10/1/2021              296                  389,363.75
11/1/2021              297                  389,363.75
12/1/2021              298                  389,363.75
1/1/2022               299                  389,363.75
2/1/2022               300                  389,363.75